As filed with the Securities and Exchange Commission on January 14, 2021

Registration No. 333-236371

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

AMENDMENT NO. 2

TO

FORM S-1 REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALPHA INVESTMENT INC.

(Exact name of registrant as specified in its charter)

Delaware	6162	90-0998139
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

200 East Campus View Blvd., Suite 200
Columbus, OH 43235
(305) 704-3294

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Todd C. Buxton
Chief Executive Officer
200 East Campus View Blvd., Suite 200
Columbus, OH 43235
(305) 704-3294

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Dale S. Bergman, Esq. Gutiérrez Bergman Boulris, PLLC 901 Ponce De Leon Blvd., Suite 303 Coral Gables, FL 33134 (305) 358-5100	Sara L. Terheggen, Esq. The NBD Group, Inc. 350 N. Glendale Avenue, Suite B-522 Glendale, CA 91206 (310) 890-0110

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common stock, $0.0001 par value	$5,750,000	$627.33
Representative’s warrant to purchase common stock(4)	—	—
Common stock, $0.0001 par value $0.0001 underlying Representative’s Warrants(5)	350,000	38.18
TOTAL	$6,100,000	$665.51	(6)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”) the shares of common stock registered hereby also include an indeterminate number of additional shares as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(2)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act. Includes the offering price of shares of common stock that the Underwriters have the option to purchase to cover over-allotments, if any.

(3)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.

(4)	In accordance with Rule 457(g) under the Securities Act, because the Registrant’s shares of common stock underlying the warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.

(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The warrants are exercisable at a per share exercise price equal to 100% of the public offering price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the shares of common stock underlying the representative’s warrant is equal to the aggregate exercise price of the representative’s warrant or $700 (7% of $10,000,000).

(6)	Which has heretofore been paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

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The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED JANUARY 14, 2021

1,000,000 Shares

Common Stock

We are offering 1,000,000 shares of our common stock, $.0001 par value per share (“Shares”) (the “Offering”). Our common stock is currently quoted on the OTCPink tier of the over-the-counter market (“OTCPink”) operated by OTC Markets Group, Inc., under the symbol “ALPC.” However, the trading market for our Shares has been extremely limited, there have only been minimal and sporadic public quotations for our Shares and there are no recent closing quotations for our Shares. We have applied to list our common stock on The Nasdaq Capital Market (“Nasdaq”) under the symbol “ALPC”. We believe that upon completion of this Offering, we will meet the standards for listing on the Nasdaq. We cannot guarantee that we will be successful in listing our common stock on the Nasdaq; however, we will not complete this Offering unless we are so listed. We expect the offering price of our common stock in this Offering will be $5.00 per Share .

Omega Capital Finance Corporation (“Omega”), our principal stockholder, will control between 83.5% and 83.7% of the combined voting power of our capital stock upon completion of this Offering, and we are therefore a “controlled company” as defined under Nasdaq Marketplace Rules. However, even if we qualify as a “controlled company,” we do not intend to rely on the controlled company exemptions provided under Nasdaq Marketplace Rules.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 10 of this prospectus and in the documents incorporated by reference into this prospectus to read about factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

		Per Share		Total
Public offering price	$		$
Underwriting discounts and commissions (1)	$		$
Proceeds to us, before expenses (2)	$		$

(1)	In addition, we have agreed to reimburse the underwriters for certain expenses. See “Underwriting” on page 38 of this prospectus for additional information.

(2)	Does not include proceeds from the exercise of the Representative’s warrants in cash, if any.

We have granted the representative of the underwriters an option to purchase from us, at the public offering price, up to 150,000 additional Shares, less the underwriting discounts and commissions, within 45 days from the date of this prospectus to cover over-allotments, if any. If the representative of the underwriters exercises the option in full, the total underwriting discounts and commissions will be $                , and the total proceeds to us, before expenses, will be $                  ..

The underwriters expect to deliver the shares of common stock to the purchasers on or about                   , 2021 .

Boustead Securities

The date of this prospectus is                      , 2021

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INDUSTRY AND MARKET DATA

We use market data and industry forecasts throughout this prospectus and, in particular, in the section entitled “Business.” Unless otherwise indicated, statements in this prospectus concerning our industry and the markets in which we operate, including our general expectations, competitive position, business opportunity and market size, growth and share, are based on information obtained from industry publications, government publications and third party forecasts, primarily the 2021 U.S. Real Estate Market Outlook report, prepared and made publicly available by CBRE Group, Inc. (“CBRE”). There can be no assurance that any of the projections will be achieved. We believe that the surveys and market research performed by others are reliable, but we have not independently verified this information. Accordingly, the accuracy and completeness of the information are not guaranteed.

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PROSPECTUS SUMMARY

This summary provides an overview of all material information contained in this prospectus.  It does not contain all the information you should consider before making a decision to purchase our Shares offered hereby.  You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements and all other information that is included in this prospectus.

Unless the context otherwise requires, references in this prospectus to “Alpha Investment,” “ALPC,” “the Company,” “we,” “our” and “us” refers to Alpha Investment Inc. and its subsidiaries.

Unless otherwise specifically indicated, all Share and per Share information in this prospectus gives pro forma effect to the capital restructuring which will be implemented prior to closing of the Offering as described in “- Capital Restructuring” below.

Overview

We intend to provide capital directly to borrowers seeking financing for commercial real estate properties either for refinancing or acquisitions. These loans will encompass originating performing commercial first mortgage loans, subordinate financings, and other commercial real estate-related debt. Notwithstanding the foregoing, we intend to operate our business so that we do not become subject to the Investment Company Act of 1940, as amended. Accordingly, we do not plan to primarily engage in the business of investing, reinvesting or trading in securities and we do not plan to acquire investment securities (such as commercial mortgage-backed securities) having a value exceeding 40% of the value of the Company’s total assets.

We expect to offer financing across a broad-spectrum of asset backed and commercial real asset type collateral of any property type such as office, retail, industrial, multi-family, and hospitality. The Company will coordinate its lending initiatives with outside commercial real estate loan brokers, which have access to commercial real estate owners seeking financing or refinancing opportunities, and with loan origination firms that have borrowers seeking loans. We believe that this will enable ALPC to broaden its access to new borrowers and to develop and implement financing solutions for these other lenders, mortgage bankers, borrowers, and owners. In the event the Company uses third party loan origination services and underwriters, the Company will cover these costs in accordance with industry standard practices. In addition, the Company from time to time will also engage in participating equity financing within strategic opportunistic projects and businesses that could bring added value to shareholders.

The Company expects to require substantial capital to fully fund and implement its operations. The Company plans to raise such capital through the Offering covered hereby, from alternative offerings of debt or other securities or through joint venture partnerships. There can be no assurance that the Company can successfully raise such capital or consummate alternative offerings of its debt or other securities or joint venture partnerships on favorable terms or otherwise. If such efforts are not successful, then we may be unable to honor funding commitments or be forced to curtail our operations or consider other strategic alternatives.

Investment Strategy

To identify attractive lending opportunities, the Company expects to continue to deploy its capital through the origination of commercial mortgage loans, subordinate financings and other commercial real-estate related debt investments at attractive risk-adjusted yields. The Company targets lending opportunities that are secured by commercial real estate. The Company’s underwriting includes a focus on stressed in-place cash flows, debt yields, debt service coverage ratios, loan-to-value ratios, property quality and market and sub-market dynamics.

Alameda Partners Joint Venture

On March 11, 2019, the Company, through Alpha Mortgage Notes I, LLC, a special purpose vehicle (the “SPV”), entered into an operating agreement for the SPV (the “SPV Operating Agreement”) with Alameda Partners LLC, a Utah limited liability company (“Alameda Partners”). Pursuant to the SPV Operating Agreement, Alameda Partners contributed $1,000,000 for a ten percent (10%) ownership interest in the SPV and became the SPV’s manager. The capital is being used to implement the Company’s strategy of acquiring performing commercial real estate loans. The members of Alameda Partners have significant long-term experience in the commercial real estate industry as property developers, owners, and managers and currently hold title to over $50 million in commercial real estate assets.

Legacy Sand Joint Venture

On December 31, 2019, Alpha Investment executed a Share Exchange Agreement (the “Purchase Agreement”) with Parsons Energy Group LLC, a Delaware limited liability company (“Parsons Energy”) that owns leasehold mining rights on approximately 1,200 acres located in Independence, Wisconsin, which contains an estimated 1110 Million Tons of Tier 1 Northern White Fracking Sand. Parsons represented that its leasehold mining rights had an estimated “As Is” value of approximately $300 million. Pursuant to the Purchase Agreement, the Company was to acquire a 19% limited liability company membership interest in Legacy Sand Group, LLC (“Legacy Sand”), a newly organized Florida limited liability company formed in connection with the transaction to exploit the fracking rights in exchange for the issuance by Alpha Investment of its Series 2020 Preferred Stock having an estimated value of $57.0 million to Legacy Sand.

Prior to closing of the transaction, the Company ordered an MIA appraisal that valued Parsons Energy’s real property and mining rights at an “As Is” value of $178.0 million as of April 15, 2020. Accordingly, the Company and Parsons entered into an amendment to the Purchase Agreement effective as of June 30, 2020 reflecting the revised valuation. Thereafter, Legacy Sand was organized and title to the fracking rights was transferred to Legacy Sand.

Legacy Sand has four (4) members: (a) Parsons Management Group, LLC. an affiliate of Parsons Energy (“Parsons Management”), which operates in the fracking industry as an owner and operator of leasehold real property assets and or consulting services; (b) Kanatit Investments LLC, which is engaged in real asset investment management and fracking consulting services; (c) Windsor Business Solutions LLC, which is engaged in commercial real estate consulting services; and (d) Alpha Investment. Legacy Sand is managed by Rick Parsons, Randal Smith, and Larry Williams who are affiliated with Parsons Management, Kanatit Investments LLC and Windsor Business Solutions LLC, respectively.

The Company has designated 3,382 shares of its authorized, but unissued preferred stock, as the Series 2020 Preferred Stock as consideration in the transaction with Parsons Energy. The Series 2020 Preferred Stock has a stated value of $10,000 per share and each share is convertible at the option of the holder into 1,125 shares of the Company’s common stock for an aggregate of 3,804,750 shares of common stock, subject to adjustment for stock splits, stock dividends and similar transactions. Holders of our Series 2020 Preferred Stock have no voting rights, except as required by Delaware law. In connection with the closing of this Offering, an amendment to the Certificate of Designation for the Series 2020 Preferred Stock will be filed to reduce the conversion rate of each share of the Series 2020 Preferred Stock issued in connection with the Legacy Sand joint venture from 1,125 shares to 100 shares or an aggregate of 338,200 shares of common stock.

Potential Effects of the COVID-19 Pandemic on our Business

Commercial mortgage lending may be subject to volatility during the COVID-19 pandemic and may be adversely affected by a number of factors, including, but not limited to, national, regional and local economic conditions; local real estate conditions; changes or continued weakness in specific industry segments; construction quality, age and design; demographic factors; retroactive changes to building or similar codes; pandemics; natural disasters and other acts of god. In addition, decreases in property values reduce the value of the collateral and the potential proceeds available to a borrower to repay the underlying loans or loans, as the case may be, which could also cause us to suffer losses. Market volatility has been particularly heightened due to the COVID-19 global pandemic. COVID-19 has disrupted economic activities and could have a continued significant adverse effect on economic and market conditions including limited lending from financial institutions, depressed asset values, and limited market liquidity. At the present time, we are unable to estimate the potential adverse effect which the pandemic may have on our business, operations and financial condition.

Corporate History

We were incorporated in the State of Delaware on February 22, 2013, to develop, create, manufacture and market toys for small children which would be designed to attach to car seats and amuse and entertain children during a drive, without distracting the attention of the driver. The Company, however, encountered significant constraints in raising sufficient capital to fully implement its business plan.

On March 17, 2017, Omega purchased 35,550,000 outstanding shares of the Company’s common stock (the “Control Share Sale”) from Malcolm Hargrave (35,000,000 shares), DTH International Corporation (500,000 shares) and Lisa Foster (50,000 shares) for aggregate consideration of $295,000. The Control Share Sale was consummated in a private transaction pursuant to a common stock purchase agreement entered between Omega and Mr. Hargrave, acting individually and on behalf of the other selling stockholders. Upon completion of the Control Share Sale, a “Change in Control” of the Company took place and in connection therewith, Mr. Hargrave resigned as our sole director and officer and Omega, as the new majority stockholder of the Company, elected Timothy R. Fussell, Ph.D. as President, Chairman of the Board and a director (Dr. Fussell stepped down from those positions in April 2020) and Todd C. Buxton, Omega’s then Chief Executive Officer, as Chief Executive Officer, Vice Chairman of the Board and a director.

In addition to the foregoing, new management elected to shift the Company’s business focus to real estate lending, which they believed offered better opportunities for shareholder growth. In connection therewith, on March 30, 2017, we filed a Certificate of Amendment to our Certificate of Incorporation with the Delaware Secretary of State changing our name from “Gogo Baby, Inc.” to “Alpha Investment Inc.” to better reflect our new business plan.   The name change and a corresponding change in the Company’s OTC markets trading symbol from GGBY to ALPC received approval from FINRA and became effective as of April 19, 2017.

Capital Restructuring

In order to provide the Company with the capital structure needed to complete this Offering, immediately prior to consummation of this Offering, the Company will implement a capital restructuring pursuant to which:

·	Omega Commercial Finance Corporation (“Omega”), our principal stockholder will exchange the 32,535,000 shares of our common stock it holds for 100,000 shares of a newly designated Series AA Convertible Preferred Stock (the “Series AA Preferred Stock”);

·	The conversion rate of each share of the Series 2020 Preferred Stock issued in connection with the Legacy Sand joint venture will be reduced from 1,125 shares to 100 shares; and

·	Holders of an additional 1,965,000 shares of our common stock will contribute such shares to the capital of the Company.

Each share of Series AA Preferred Stock is convertible at the option of the holder into ten (10) shares of the Company’s common stock for an aggregate of 1,000,000 shares of common stock, subject to adjustment for stock splits, stock dividends and similar transactions. The Series AA Preferred Stock has a liquidation preference of $1.00 per share and is entitled to share ratably in dividends declared on the Company’s common stock on an “as converted” basis.

Each share of Series AA Preferred Stock is entitled to 450 votes on each matter presented to stockholders (subject to adjustment for stock splits, stock dividends and similar transactions). Shares of Series AA Preferred Stock vote together shares of our common stock as a single class, except as required by Delaware law. Accordingly, Omega, as the holder of the Series AA Preferred Stock will control between 83.4% and 83.7% of the combined voting power of our capital stock upon completion of this Offering and therefore will control the Company’s affairs following implementation of the capital restructuring and the consummation of this Offering. Moreover, we will be deemed to be a “controlled company” as defined under Nasdaq Marketplace Rules. However, even if we qualify as a “controlled company,” we do not intend to rely on the controlled company exemptions provided under Nasdaq Marketplace Rules.

Unless otherwise specifically indicated, all Share and per Share information in this prospectus gives pro forma effect to implementation of the capital restructuring.

Corporate Information

Our executive offices are located at 200 East Campus View Blvd., Suite 200, Columbus, OH and our telephone number is (305) 704-3294. Our website is www.alphainvestmentinc.com. Information contained in our website shall not be deemed incorporated into this prospectus.

Controlled Company

As long as Omega, our principal stockholder at least 50% of the voting power of our capital stock, we will be a “controlled company” as defined under Nasdaq Marketplace Rules. However, even if we qualify as a “controlled company,” we do not intend to rely on the controlled company exemptions provided under the Nasdaq Marketplace Rules. For so long as we are a “controlled company” under that definition, we are permitted however to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;
●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and
●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

If we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. (See “Risk Factors – Risks Related to Our Shares, Our Corporate Structure and this Offering – As a “controlled company” under Nasdaq Marketplace Rules, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public stockholders.”)

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The Offering

Issuer:	Alpha Investment Inc., a Delaware corporation.

Shares offered in the Offering:	1,000,000 Shares.

Shares to be outstanding immediately after completion of the Offering:	8,759,401 Shares (1).

Estimated Offering Price:	$5.00 per Share.

Total Offering:	A maximum of $5,000,000 .

Over-allotment option:	We have granted the underwriter a 45-day option to purchase up to 150,000 additional Shares from us at the public offering price, less underwriting discounts and commissions.

Underwriting:	The Shares in the Offering are being offered and sold in a public offering on a firm commitment basis, which means the underwriter is obligated to take and pay for all the shares offered by this prospectus if any such shares are taken contingent upon the passing upon of certain legal matters by counsel and certain conditions such as confirmation of the accuracy of representations and warranties by us about our financial condition and operations and other matters. The obligation of the underwriters to purchase the Shares is also conditioned upon our receiving approval to list the shares of common stock on Nasdaq. The underwriter is not required to take or pay for the shares covered by the underwriter’s over-allotment option to purchase additional shares of common stock.

Dividend Policy:	We have never paid cash dividends on our common stock and we do not anticipate paying any cash dividends in the foreseeable future. See “Dividend Policy.”

Use of Proceeds:	We estimate the proceeds to us from the Offering, net of expenses, (based on an assumed offering price of $5.00 per Share) will be approximately $4,700,000 , or $ 5,400,000 if the Underwriter exercises their over-allotment option in full. We intend to use the net proceeds from the sale of the Shares in the Offering to support our core business operations in the commercial real estate lending sector involving the funding of senior debt and mezzanine financings for income producing properties and commercial construction loans as needed. We may also use a portion of the net proceeds of the Offering to participate on an equity basis in strategic opportunities, projects and businesses, which management believes have the potential of bringing added value to our stockholders. In addition, a portion of the net proceeds of this Offering will be used for working capital and other general corporate purposes.

Risk Factors:	You should carefully read and consider the information set forth under the caption “Risk Factors” beginning on page 10 and all other information set forth in this prospectus before investing in our Shares.

OTCPink symbol	“ALPC”

Proposed Nasdaq Symbol:	We have applied to have our common stock listed on the Nasdaq Capital Market under the symbol “ALPC”. No assurance can be given that such listing will be approved or that a trading market will develop for our common stock.

(1)	Does not include (a) 1,375,000 Shares reserved for issuance under our 2017 Stock Incentive Plan (the “Incentive Plan”); (b) 4,007,234 Shares issuable upon conversion of (i) 36,667 shares of outstanding Series 2018 Preferred Stock; (ii) 1,167 shares of outstanding Series A Convertible Preferred Stock; and (iii) 3,382 shares of outstanding Series 2020 Preferred Stock; (c) 520,000 Shares issuable upon the exercise of outstanding warrants sold in connection with the sale of the Series 2018 Preferred Stock; and (d) 1,000,000 Shares issuable upon conversion of the 100,000 shares of Series AA Preferred Stock to be issued in the capital restructuring.

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SUMMARY FINANCIAL INFORMATION

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the Financial Statements and Notes thereto, included elsewhere in this prospectus.

Statement of Operations Data:	Nine Months Ended September 30,	Nine Months Ended September 30,	Year Ended December 31,	Year Ended December 31,
	2020	2019	2019	2018
	(unaudited)	(unaudited)
Net Investment Income	$28,315	$78,158	$90,115	$46,799
General and Administrative Expenses	$603,526	$1,176,517	$1,480,921	$550,223
Gain Deconsolidation	$—	$316,774	$316,774	$—
Interest Expense	$(9,237)	$(623,212)	$(623,213)	$(1,104,724)
Net Loss	$(584,448)	$(1,404,797)	$(1,694,243)	$(1,608,148)

Balance Sheet Data	As of September 30,	As of December 31,	As of December 31,
	2020	2019	2018
	(unaudited)
Cash	$47,056	$91,693	$11,786
Restricted Cash Held in Escrow	$—	$2,509,186	$2,500,099
Loans receivable, net of discounts	$1,456,592	$1,478,571	$1,117,794
Investment in Legacy Sand Group, LLC	$33,323,000	—	—
Total Assets	$34,827,359	$4,030,455	$3,690,680

Current Liabilities	$339,872	$137,320	$70,914
Total Liabilities	$360,672	$137,320	$70,914
Temporary Equity	$380,800	$2,863,034	$2,839,346
Total Stockholders’ Equity	$34,085,887	$1,030,101	$720,430
Total Liabilities and Stockholders’ Equity	$34,827,359	$4,030,455	$3,680,680

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RISK FACTORS

An investment in our Shares involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this prospectus, including information in the section of this prospectus entitled “Special Note Regarding Forward-Looking Statements.” The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected, the value of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business

We have a limited operating history upon which an evaluation of our prospects can be made.

Alpha Investment was incorporated on February 22, 2013 under the name GoGo Baby, Inc. to develop, create, manufacture and market toys for small children which would be designed to attach to car seats and amuse and entertain children during a drive, without distracting the attention of the driver. The Company, however, encountered significant constraints in raising sufficient capital to fully implement such business plan. The Company only shifted its business focus to commercial estate and other asset-based lending activities upon completion of the Control Share Sale on March 17, 2017. To date, the Company has realized only minimal revenues therefrom and has no operating history in its present line of business upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur expenses associated with the implementation of our new business plan. Further, we cannot guarantee that we will be successful in realizing revenues from our new line of business or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any Shares you purchase.

We have a history of losses and have not achieved profitability.

As of the date of this prospectus, we have not yet achieved profitable operations, and we may never achieve profitability.

We need to raise substantial additional capital to fund our existing loan commitments and any future loans we may agree to make.

We may not be able to raise such funds when needed and on acceptable terms. To the extent we sell equity or debt securities as a source of funding will depend on a number of factors, including the prevailing market price of our common stock, the volume of trading in our common stock and the extent to which we are able to secure funds from other sources. Additional equity or debt financing or corporate collaboration may not be available on acceptable terms, if at all. If we are unable to raise additional capital in sufficient amounts or on terms acceptable to us, we will default on our outstanding loan obligations, be prevented from pursuing acquisition and commercialization efforts and our ability to generate revenues and achieve profitability will be substantially harmed.

The report from our independent registered public accounting firm in our consolidated financial statements for the year ended December 31, 2019, contains an explanatory paragraph referencing our conclusion that substantial doubt exists as to our ability to continue as a “going concern.”

The Company’s present revenues are insufficient to meet operating expenses. The financial statements of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. As of September 30, 2020, the Company has incurred cumulative net losses of $4,019,729 since its inception and requires capital for its contemplated operational and marketing activities to take place. The Company's ability to raise additional capital through the future issuances of common stock is unknown. Securing additional financing, the successful development of the Company's contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company's ability to continue as a going concern.

The COVID-19 pandemic may adversely affect our business.

Commercial mortgage lending may be subject to volatility during the COVID-19 and pandemic and may be adversely affected by a number of factors, including, but not limited to, national, regional and local economic conditions; local real estate conditions; changes or continued weakness in specific industry segments; construction quality, age and design; demographic factors; retroactive changes to building or similar codes; pandemics; natural disasters and other acts of god. In addition, decreases in property values reduce the value of the collateral and the potential proceeds available to a borrower to repay the underlying loans or loans, as the case may be, which could also cause us to suffer losses. Market volatility has been particularly heightened due to the COVID-19 global pandemic. COVID-19 has disrupted economic activities and could have a continued significant adverse effect on economic and market conditions including limited lending from financial institutions, depressed asset values, and limited market liquidity. At the present time, we are unable to estimate the potential adverse effect which the pandemic may have on our business, operations and financial condition.

Any loans we make may be highly illiquid – we therefore may not be able to liquidate such investments in a timely manner.

Any loans we make may be highly illiquid with no established market, and there can be no assurance that we will be able to liquidate such investments in a timely manner. Although loans and other investments we seek to make may generate current income, the return of capital and the realization of gains, if any, from such investments generally will occur only upon the partial or complete realization or disposition of such loan or investment. If we are unable to liquidate an investment when we desire, we may be unable to make additional loans without raising additional capital.

Loans made by us may become uncollectible and large amounts of uncollectible debt may materially affect our performance.

The loans made by us may be highly illiquid and involve substantial risks. Many, and possibly all, of the loans will not be personally guaranteed. We will attempt to use information to help eliminate uncollectible debt resulting from bankruptcy, but no assurance can be made that we will be able to do so. If our debt portfolio contains a large portion of uncollectible debt, our performance may be negatively affected. In addition, if any borrower defaults on a loan, we may be required to expend monies in connection with foreclosure proceedings and other remedial actions which could adversely affect our performance. Certain loans may be affected negatively by economic, political, interest rate and other risks, any of which could result in an adverse change in the value of the asset that is used as collateral for the loan.

The real estate loans we originate or acquire may be dependent on the ability of the property owner to generate net income from operating the property, which may result in the inability of such property owner to repay a loan, as well as the risk of foreclosure.

The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be adversely affected by, among other things:

•	tenant mix;
•	success of tenant businesses;
•	property management decisions;
•	property location, condition and design;
•	competition from comparable types of properties;
•	changes in national, regional or local economic conditions or specific industry segments;
•	declines in regional or local real estate values;
•	declines in regional or local rental or occupancy rates;
•	increases in interest rates, real estate tax rates and other operating expenses;
•	costs of remediation and liabilities associated with environmental conditions;
•	the potential for uninsured or underinsured property losses;
•	changes in governmental laws and regulations, including fiscal policies, zoning ordinances and environmental legislation and the related costs of compliance; and
•	acts of God, terrorism, social unrest and civil disturbances.

In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of interest and principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations and limit amounts available for distribution to our stockholders. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law.

Foreclosure can be an expensive and lengthy process and foreclosing on certain properties where we directly hold the mortgage loan and the borrower’s default under the mortgage loan is continuing could result in actions that could be costly to our operations, in addition to having a substantial negative effect on our anticipated return on the foreclosed mortgage loan.

11

We intend to use leverage as part of our investment strategy which may substantially increase our risk of loss.

We have anticipated that certain loans will be originated or purchased using leverage available to us, thus increasing both our return on equity as well as risk. Although the use of leverage as part of our investment strategy may enhance returns and increase the number of investments that can be made, it may also substantially increase our risk of loss. If we are unable to obtain loans at a rate lower than the rate on the loans we make, we will be unable to implement our investment strategy.

Our investment strategy is dependent upon servicers to originate and administer loans; failure of our servicers to originate loans in sufficient quantity and quality may cause us to fail to effectively implement our investment strategy.

While we have the ultimate determination over loan originations, we will depend upon servicers (i.e., third-party firms that specialize in this area) to service and administer loans in our portfolio. Should such servicers fail to properly administer and service loans, including monitoring borrower’s compliance with the terms of the relevant loan documents, collecting and forwarding loan payments to us, and adequately pursuing and protecting our rights under the loan documents, any such failure could have a material adverse effect on our business, results of operations, financial condition and prospects.

In addition to servicers, we may retain mortgage brokers to introduce loans to us that satisfy our investment criteria and pay commissions to such mortgage brokers based on the value of such loans. Some of these mortgage brokers may be deemed to be affiliates of management. We believe that all commissions payable to such persons or other affiliates of management will be reasonable and consistent with industry standards.

We may appraise properties at a value that is materially different from the value ultimately realized.

We intend to make and value loans, in part, on the basis of information and data gathered from independent appraisal professionals. Although we expect to evaluate all such information and data and may seek independent corroboration when appropriate and reasonably available, we are not in a position to confirm the completeness, genuineness or accuracy of such information and data, and in some cases, complete and accurate information may not be available. It is possible that the appraised value of a property may differ materially from the actual value ultimately realized by us in the event we need to foreclose on such loan.

Our loan portfolio may be concentrated which could lead to increased risk.

It is possible that the portfolio of loans we make or any loan portfolio we may acquire will likely be concentrated in a limited number of loan investments. Thus, our stockholders may have limited diversification. In addition, if we make an investment in a single transaction with the intent of refinancing or selling a portion of the investment, there is a risk that we will be unable to successfully complete such a financing or sale. This could lead to increased risk as a result of having an unintended long-term investment and reduced diversification.

We intend to make collateralized real estate loans which will subject us to various risks associated with the real estate industry.

We intend to make loans collateralized by real estate. Therefore, an investment in us may be subject to certain risks associated with the real estate industry in general. These risks include, without limitation: possible declines in the value of real estate; risks related to general and local economic conditions; possible lack of availability of mortgage funds; overbuilding; extended vacancies of properties; increases in competition, property taxes and operating expenses; changes in zoning laws; costs resulting from the clean-up of, and liability to third parties for damages resulting from, environmental problems; casualty or condemnation losses; uninsured damages from floods, earthquakes or other natural disasters; limitations on and variations in rents; and changes in interest rates. To the extent that our investments, or the assets underlying or collateralizing our investments, are concentrated geographically, by property type or in certain other respects, we may be subject to the foregoing risks to a greater extent.

If third parties default or enter bankruptcy, we could suffer losses.

We may engage in transactions in securities and financial instruments that involve counterparties. Under certain conditions, we could suffer losses if a counterparty to a transaction were to default or if the market for certain securities and/or financial instruments were to become illiquid. In addition, we could suffer losses if there were a default or bankruptcy by certain other third parties, including brokerage firms and banks with which we do business, or to which securities have been entrusted for custodial purposes.

Purchases of investment securities could make us subject to the Investment Company Act.

As part of our business, we intend to purchase commercial mortgage-backed securities and other commercial real estate-related debt investments, as well as engage in various direct participation equity ownership opportunities. This could make us an investment company under the Investment Company Act of 1940. Notwithstanding the foregoing, we intend to operate our business so that we do not become subject to the Investment Company Act. Accordingly, we do not plan to primarily engage in the business of investing, reinvesting or trading in securities and we do not plan to acquire investment securities (such as the above-referenced commercial mortgage-backed securities) having a value exceeding 40% of the value of the Company’s total assets. In the event we were to do so, we could inadvertently be subject to the requirements of the Investment Company Act of 1940, which could be costly and harm our business and financial results.

We currently rely on our chief executive officer and the loss of his services could have an adverse effect on the Company.

Until we further build up our management infrastructure, our success depends in large part upon the services of our chief executive officer, Todd C. Buxton.  The loss of his services would currently have a material adverse effect on Alpha Investment. We are not party to an employment agreement with our CEO and do not anticipate having key man insurance in place on him in the foreseeable future.

If we are unable to attract and retain additional personnel in the commercial lending field, our ability to compete will be harmed.

Attracting and retaining qualified personnel in the commercial lending field will be critical to our success, and competition for qualified personnel is intense. We may not be able to attract and retain such personnel on acceptable terms given the competition for such personnel. The inability to attract and retain qualified personnel could harm our business and our ability to compete.

We will face significant competition and if we are unable to effectively compete, our business, results of operations, financial condition and prospects may be seriously harmed.

The commercial lending field is highly competitive and we will face significant competition from other lenders, including banks, insurance companies and other lenders similar to us, many of which have significantly longer operating histories and financial resources than we do. We believe that we will be able to effectively compete based on our ability to leverage the industry experience, platforms and resources of Omega and its affiliates. Our relationship with Omega will enable us to expedite and facilitate our ability to underwrite and structure complex financing transactions and enable us to develop and implement customized creative capital solutions for other lenders, mortgage bankers, borrowers, and owners. However, there can be no assurance we can successfully do so and if we are unable to effectively compete, our business, results of operations, financial condition and prospects may be seriously harmed.

Risks Related to the Company’s Relationship with its Directors, Officers and Principal Stockholder

The Company does not have a policy that expressly prohibits its directors, officers and principal stockholders or their respective affiliates from engaging in their own commercial real estate lines of credit and or in business activities common with those conducted by the Company.

The Company does not have a policy that expressly prohibits its directors, officers, independent directors, principal stockholders or their respective affiliates from engaging for their own account in business activities of the types conducted by the Company. The Company’s code of business conduct and ethics contains a conflict of interest policy that prohibits our directors and executive officers, or whoever provides services to the Company, from engaging in any transaction that involves an actual conflict of interest with the Company, provided, however, that when the Company adds independent directors to its board upon completion of this offering, any such conflict may be waived by a majority vote of independent directors. In the event the Company’s common stock is listed on the Nasdaq Stock Market, it will be required to comply with any additional Nasdaq rules and policies regarding affiliate transactions.

There are various conflicts of interest in the Company’s relationships involving its directors and officers, which could result in decisions that are not in the best interest of the Company’s stockholders. The ability of the directors and its officers and employees to engage in other business activities may reduce the time the director and officers spend managing the Company’s business.

The Company is subject to conflicts of interest arising out of its relationship with directors and officers. The Company has in the past and may in the future enter commercial real estate lines of credit with its directors and officers. The Company has invested in and may in the future invest in, or acquire, certain investments through CRE lines of credit with its directors and officers. In addition, our Chief Executive Officer formerly occupied a similar position with Omega, our principal stockholder. There can be no assurance that any procedural protections will be sufficient to assure that these transactions will be made on terms that will be at least as favorable to the Company as those that would have been obtained in an arm’s length transaction.

The Company currently has a total of $907,500 outstanding in unsecured commercial real estate lines of credit executed with Partners South Holdings LLC and Partners South Corporation, both of which are owned by Timothy R. Fussell, Ph.D., the former President of the Company.

The Company currently has a total of $907,500 outstanding in unsecured commercial real estate lines of credit executed with Partners South Holdings LLC and Partners South Corporation, both of which are owned by Timothy R. Fussell, Ph.D., the former President of the Company. The occurrence of a default under any of the lines of credit would have a material adverse effect on our business, financial condition and results of operations, including, among other matters, an adverse effect on our ability to raise additional capital in the Offering contemplated hereby.

The Company's business may be adversely affected if its reputation, the reputation of its directors, officers or principal stockholder or the reputation of counterparties with whom the Company associates, is harmed.

The Company may be harmed by reputational issues and adverse publicity associated with the Company, or its directors, officers or principal stockholder. We and our principal stockholder have relationships with certain individuals that cause our principal stockholder adverse publicity and we may be subject to the same adverse publicity. Issues could include real or perceived legal or regulatory violations or could be the result of a failure in performance, risk-management, governance, technology or operations, or claims related to employee misconduct, conflict of interests, ethical issues or failure to protect private information, among others. Similarly, market rumors and actual or perceived association with counterparties whose own reputation is under question could harm the Company's business. Such reputational issues may cause third-parties, such as borrowers or mortgage brokers to cease doing business with us, which could cause a material adverse effect on our business, financial condition and results of operations or cause the market price of our stock to be lower than it might otherwise be.

Risks Related to Our Status as a Public Company

We are and will continue to be subject to the periodic reporting requirements of the Exchange Act that require us to incur audit fees and legal fees in connection with the preparation of such reports.  These additional costs could reduce or eliminate our ability to earn a profit.

We are and after the date of this prospectus we will continue to be required to file periodic reports with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder.  The costs charged by professionals for accounting and legal services in connection with these reports cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major effect on the amount of time to be spent by our auditors and attorneys.   Moreover, such costs are likely to further increase beginning in 2021, when we no longer qualify as an “emerging growth company.” The incurrence of such costs must be paid for from our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.  If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our Shares, if a market ever develops, could drop significantly.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public and we have identified material weaknesses in our internal controls and concluded that our internal controls are not effective.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting.  As defined in Rule 13a-15(f) under the Exchange Act, internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

●	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company;

●	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and

●	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

We will be required to include a report of management on the effectiveness of our internal control over financial reporting.  We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification requirements.

We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees.  During the course of our testing, we may identify other deficiencies that we may not be able to timely remediate.  Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud.  If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Based on the most recent evaluation of our internal controls as of September 30, 2020, management concluded that our disclosure controls and procedures were not effective at the reasonable assurance level in that:

●	We do not have written documentation of our internal control policies and procedures. Written documentation of key internal controls over financial reporting is a requirement of Section 404 of the Sarbanes-Oxley Act. Management evaluated the impact of our failure to have written documentation of our internal controls and procedures on our assessment of our disclosure controls and procedures and has concluded that the control deficiency that resulted represented a material weakness.

●	We do not have sufficient segregation of duties within accounting functions, which is a basic internal control. Due to our size and nature, segregation of all conflicting duties may not always be possible and may not be economically feasible. However, to the extent possible, the initiation of transactions, the custody of assets and the recording of transactions should be performed by separate individuals. Our Chief Executive Officer evaluated the impact of our failure to have segregation of duties on our assessment of our disclosure controls and procedures and has concluded that the control deficiency that resulted represented a material weakness.

Risks Related to Our Shares, Our Corporate Structure and this Offering

You will experience immediate and substantial dilution and may experience additional dilution in the future.

If you purchase Shares in the Offering, you will incur immediate and substantial dilution of $0.57  per Share, representing the difference between the assumed initial public offering price of $5.00  per Share and our pro forma net tangible book value of $4.43 per Share as of September 30, 2020, after giving effect to consummation of the Offering and the capital restructuring .

We do not expect to pay cash dividends in the foreseeable future.

We have never paid cash dividends on our common stock.  We do not expect to pay cash dividends on our common stock at any time in the foreseeable future.  The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider.  Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

The future issuance of equity or of debt securities that are convertible into equity will dilute our Share capital.

We will need to raise additional capital to execute our business plan. To the extent that additional capital is raised through the issuance of Shares or other securities convertible into Shares, our stockholders will be diluted. Future issuances of our common stock or other equity securities, or the perception that such sales may occur, could adversely affect the trading price of our common stock and impair our ability to raise capital through future offerings of Shares or equity securities. No prediction can be made as to the effect, if any, that future sales of common stock or the availability of common stock for future sales will have on the trading price of our common stock.

The ability of Omega, our principal stockholder, to effectively control our business may limit or eliminate minority stockholders’ ability to influence corporate affairs.

Omega, our principal stockholder, will own the Series AA Preferred Stock upon completion of this Offering, affording it , approximately 83.7% of the voting power of our issued and outstanding voting upon completion of this Offering, or approximately 83.5% if the underwriters exercise their over-allotment option in full. Accordingly, they will be able to effectively control the election of directors, as well as all other matters requiring stockholder approval.  The interests of Omega may differ from the interests of other stockholders with respect to the issuance of Shares, business transactions with other companies, selection of other directors and other business decisions.  The minority stockholders have no way of overriding decisions made by Omega.  This level of control may also have an adverse impact on the market value of our Shares because Omega may institute or undertake transactions, policies or programs that result in losses and may not take any steps to increase our visibility in the financial community and/or may sell sufficient numbers of Shares to significantly decrease our price per Share.

As a “controlled company” under the Nasdaq Marketplace Rules, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public stockholders.

Under Rule 4350(c) of the Nasdaq Marketplace Rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that a majority of our directors be independent, as defined in Nasdaq rules and the requirement that our compensation and nominating and corporate governance committees consist entirely of independent directors. Although we do not intend to rely on the “controlled company” exemption under Nasdaq rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, during any time while we remain a controlled company relying on the exemption and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance requirements. Our status as a controlled company could cause our common stock to look less attractive to certain investors or otherwise harm our trading price.

Our Certificate of Incorporation and Bylaws provide for indemnification of officers and directors at our expense and limit their liability that may result in a major cost to us and hurt the interests of our stockholders because corporate resources may be expended for the benefit of officers and/or directors.

Our Certificate of Incorporation and Bylaws provide for the indemnification of our officers and directors.  We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act and is therefore, unenforceable.

Because our management will have broad discretion over the use of the net proceeds from the sale of Shares in the Offering, you may not agree with how we use them and the proceeds may not be invested successfully.

We intend to use the net proceeds from the sale of the Shares in the Offering to support core business operations in the commercial real estate lending sector, strategic acquisition of cash flowing real estate companies and or commercial real estate holdings and notes, as well as to expand administrative and support staff, as needed and for working capital and other general corporate purposes. Therefore, our management will have broad discretion as to the use of the net proceeds from the Offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether such proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for the Company.

A liquid trading market for our Shares may not develop and be sustained.

Our Shares are quoted on the OTCPink tier of the over-the counter market operated by OTC Markets Group under the symbol “ALPC.” However, the trading market for our Shares has been extremely limited, there have only been minimal and sporadic public quotations for our Shares and there are no recent closing quotations for our Shares. In addition, quotation of our securities on the OTCPink may limit the liquidity and price of our securities more than if our securities were quoted or listed on the OTCQX or OTCQB tiers of the over-the-counter market, the Nasdaq Stock Market or other national securities exchange. Further, institutional and other investors may have investment guidelines that restrict or prohibit investing in securities traded on the OTCPink tier of the over-the counter market. These factors may have an adverse impact on the trading and price of our common stock, if a liquid market develops and is sustained. We have applied to list our common stock on The Nasdaq Capital Market under the symbol “ALPC”. No assurance can be given that our application will be approved.

A liquid trading market for our Shares may never develop or be sustained following the Offering. If a liquid market for our common stock does not develop, or if developed, is not sustained, it may be difficult for you to sell Shares you purchase in the Offering without depressing the market price for the Shares or at all.

The market price for our common stock, assuming a liquid trading market develops and is sustained, may be particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history and lack of profits which could lead to wide fluctuations in our Share price. You may be unable to sell your Shares at or above your purchase price, which may result in substantial losses to you.

The market for our common stock, assuming a liquid trading market develops and is sustained may be characterized by significant price volatility when compared to seasoned issuers, and we expect that our Share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our Share price is attributable to a number of factors. First, as noted above, our common stock is sporadically and thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of Shares by our stockholders may disproportionately influence the price of those Shares in either direction. The price for our Shares could, for example, decline precipitously in the event that a large number of our common stock are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative or “risky” investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products and services. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their Shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain their current market prices, or as to what effect that the sale of Shares or the availability of common stock for sale at any time will have on the prevailing market price.

If securities or industry analysts do not publish research or reports about our business, or if they issue an adverse or misleading opinion regarding our stock, our stock price and trading volume could decline.

The trading market for our common stock, assuming a liquid market develops and is sustained, will be influenced by the research and reports that industry or securities analysts publish about us or our business. We do not currently have and may never obtain research coverage by securities and industry analysts. If no or few securities or industry analysts commence coverage of us, the trading price for our Shares would be negatively impacted. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us issue an adverse or misleading opinion regarding us, our business model, our intellectual property or our stock performance, or if our target studies and operating results fail to meet the expectations of analysts, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus and other written and oral statements that we make from time to time contain such forward-looking statements that set out anticipated results based on management’s plans and assumptions regarding future events or performance. We have tried, wherever possible, to identify such statements by using terminology such as “may,” “could,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “intend,” “predict,” “seek,” “contemplate,” “project,” “continue,” “potential,” “ongoing” or the negative of these terms or other comparable terminology. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those described in the section titled “Risk Factors” and elsewhere in this prospectus.

Any forward-looking statement in this prospectus reflects our current view with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, industry and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

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USE OF PROCEEDS

The Shares in the Offering are being offered and sold on a “firm commitment” basis, which means the underwriter is obligated to take and pay for all the shares offered by this prospectus if any such shares are taken contingent upon the passing upon of certain legal matters by counsel and certain conditions such as confirmation of the accuracy of representations and warranties by us about our financial condition and operations and other matters. The obligation of the underwriters to purchase the Shares is conditioned upon our receiving approval to list the shares of common stock on Nasdaq. The underwriter is not required to take or pay for the shares covered by the underwriter’s over-allotment option to purchase additional shares of common stock.

We estimate that net proceeds to us from the sale of our Shares in this Offering will be approximately $4,700,000  based on the assumed offering price of $5.00  per Share, or approximately $5,400,000 , if the underwriters exercise their over-allotment option in full, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

Each $1.00 increase (decrease) in the assumed initial public offering price of $5.00  per Share would increase (decrease) the net proceeds to us from this offering by approximately $0.23 , assuming the number of shares of common stock offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from the sale of the Shares in the Offering to support our core business operations in the commercial real estate lending sector involving the funding of senior debt and mezzanine financings for income producing properties and commercial construction loans as needed. We may also use a portion of the net proceeds of the Offering to participate on an equity basis in strategic opportunities, projects and businesses, which management believes have the potential of bringing added value to our stockholders. In addition, a portion of the net proceeds of this Offering will be used for working capital and other general corporate purposes.

The expected use of the net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. We cannot predict with certainty all of the particular uses for the proceeds of this offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual expenditures depend on numerous factors, including lending and acquisition opportunities which arise, as well as the state of the markets we plan to operate in. Accordingly, our management will have broad discretion in the use of the net proceeds from the Offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Shares.

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CAPITALIZATION

The following table sets forth our capitalization (a) as of September 30, 2020; and (b) as adjusted to reflect the capital restructuring and receipt of the proceeds of the Offering (based on an assumed offering price of $5.00 per Share) .

	September 30, 2020
	Actual	Pro Forma As Adjusted
Total liabilities	$360,672	$360,672
Stockholders' Equity:
Series 2018 Convertible Preferred stock ($0.0001 par value); 100,000 shares authorized; 36,667 shares issued and outstanding, actual and as adjusted(1)	380,800	380,800
Series A Convertible Preferred stock ($0.0001 par value and $15.00 stated value), 100,000 shares authorized; 1,167 shares issued and outstanding, actual and as adjusted	17,505	17,505
Series 2020 Convertible Preferred stock ($0.0001 par value, 3,382 shares authorized, issued and outstanding, actual and adjusted	33,323,000	33,323,000
Common stock, ($0.0001 par value), 100,000,000 shares authorized; 40,294,401 shares issued and outstanding, 8,759,401 shares issued and outstanding, as adjusted	4,030	876
Additional paid-in capital	5,535,717	10,238,871
Accumulated deficit	(4,673,125)	(4,635,125)
Non-controlling interest	(159,240)	(159,240)
Total Equity	$34,085,887	$38,785,887
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$34,827,359	$39,527,359

_________________

(1) The 36,667 issued and outstanding shares of Series 2018 Preferred Stock, which are redeemable are presented in Temporary Equity in the Company’s financial statements included elsewhere in this prospectus . See “Description of Capital Stock.”

You should read the table above, in conjunction with our financial statements and related notes and the sections titled “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Capital Stock” appearing elsewhere in this prospectus.

Does not include (a) 1,375,000 Shares reserved for issuance under the Incentive Plan; (b) 4,007,234 Shares issuable upon conversion of (i) 36,667 shares of outstanding Series 2018 Preferred Stock; (ii) 1,167 shares of outstanding Series A Convertible Preferred Stock; and (iii) 3,382 shares of outstanding Series 2020 Preferred Stock; (c) 520,000 Shares issuable upon the exercise of outstanding warrants sold in connection with the sale of the Series 2018 Preferred Stock; and (d) 1,000,000 Shares issuable upon conversion of 100,000 shares of Series AA Preferred stock to be issued in the capital restructuring.

DILUTION

If you invest in our Shares in this Offering, your interest will be diluted to the extent of the difference between the offering price per Share and the pro forma as adjusted net tangible book value per Share immediately after this Offering.

Our historical net tangible book value as of September 30, 2020 was $34,085,887 or $0.85 per share.

After giving effect to the implementation of the capital restructuring and the receipt of the net proceeds of this Offering (based on an assumed offering price of $5.00 per Share), our pro forma as adjusted net tangible book value as of September 30, 2020 would have been $35,785,887 , or $4.43 per Share. This amount represents an immediate increase in pro forma as adjusted net tangible book value of $3.58 per Share to our existing stockholders and an immediate dilution in pro forma as adjusted net tangible book value of $0.57 per Share to new investors purchasing Shares in this Offering. We determine dilution by subtracting the pro forma as adjusted net tangible book value per Share after this Offering from the amount of cash that a new investor paid for a Share. The following table illustrates this dilution on a per Share basis:

Initial public offering price per Share	$5.00
Net tangible book value per Share as of September 30, 2020	$0.85
Increase in pro forma net tangible book value per Share attributable to new investors participating in the Offering and implementation of the capital restructuring	$3.58
Pro forma as adjusted net tangible book value per Share after the Offering and implementation of the capital restructuring	$4.43
Dilution of pro forma net tangible book value per Share to new investors	$0.57
Percentage of dilution of pro forma net tangible book value per Share to new investors	11.0%

The dilution information discussed above is illustrative only and may change based on the actual offering price and other terms of this Offering. Each $1.00 increase (decrease) in the assumed offering price of $5.00  per Share would increase (decrease) our pro forma as adjusted net tangible book value per Share after this Offering by $0.23  per Share and increase (decrease) the dilution to new investors

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by $ (0.23) per Share, in each case assuming the number of Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

The following table sets forth, on a pro forma as adjusted basis as of September 30, 2020, the number of Shares purchased or to be purchased from us, the total consideration paid or to be paid and the average price per share paid or to be paid by existing holders of common stock and by new investors, at a public offering price of $5.00  per Share, before deducting estimated expenses of the Offering payable by us.

	SHARES PURCHASED		TOTAL CONSIDERATION		AVERAGE PRICE
	NUMBER	PERCENT	AMOUNT	PERCENT	PER SHARE
Existing stockholders	7,759,401	88.6%	$2,128,005	29.9%	$0.27
New investors	1,000,000	11.4%	$5,000,000	70.1%	$5.00
Total	8,759,401	100.0%	$7,128,005	100.0%

The foregoing discussion and tables are based on the number of Shares outstanding as of the date of this prospectus, but excluding (a) 1,375,000 Shares reserved for issuance under the Incentive Plan; (b) 4,007,234 Shares issuable upon conversion of (i) 36,667 shares of outstanding Series 2018 Preferred Stock; (ii) 1,167 shares of outstanding Series A Convertible Preferred Stock and (iii) 3,382 shares of outstanding Series 2020 Preferred Stock; (c) 520,000 Shares issuable upon the exercise of outstanding warrants sold in connection with the sale of the Series 2018 Preferred Stock; and (d) 1,000,000 Shares issuable upon conversion of 100,000 shares of Series AA Preferred Stock to be issued in the capital restructuring.

Each $1.00 increase (decrease) in the assumed offering price of $5.00  per share would increase (decrease) the total consideration paid by new investors and total consideration paid by all stockholders by approximately $1,000,000 , assuming that the number of Shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

If the underwriter exercises in full their over-allotment option, the total number of Shares held by new investors will increase to 1,150,000  Shares, or 12.9%  of the total number of shares outstanding following the closing of this Offering.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our Shares are quoted on the OTCPink tier of the over-the-counter market operated by OTC Markets Group under the symbol “ALPC.” However, the trading market for our Shares has been extremely limited, there have only been minimal and sporadic public quotations for our Shares and there are no recent closing quotations for our Shares. We have applied to list our Shares on The Nasdaq Capital Market under the symbol “ALPC”. No assurance can be given that our application will be approved. A liquid trading market for our Shares may never develop or be sustained following the Offering. If a liquid market for our common stock does not develop, or if developed, is not sustained, it may be difficult for you to sell Shares you purchase in the Offering without depressing the market price for the Shares or at all.

As of the date of this prospectus, we have   7,759,701 Shares issued and outstanding (giving pro forma effect to the implementation of the capital restructuring) and  approximately 450 holders of record of our common stock.

Transfer Agent

VStock Transfer, LLC, Woodmere, New York, is the transfer agent for our common stock.

Dividend Policy

We have not paid any dividends on our common stock since inception and we currently expect that, in the foreseeable future, all earnings (if any) will be retained for the development of our business and no dividends will be declared or paid. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, our earnings (if any), operating results, financial condition and capital requirements, general business conditions and other pertinent facts.

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BUSINESS

Overview

We intend to provide capital directly to borrowers seeking financing for commercial real estate properties either for refinancing or acquisitions. These loans will encompass originating performing commercial first mortgage loans, subordinate financings, and other commercial real estate-related debt. Notwithstanding the foregoing, we intend to operate our business so that we do not become subject to the Investment Company Act of 1940, as amended. Accordingly, we do not plan to primarily engage in the business of investing, reinvesting or trading in securities and we do not plan to acquire investment securities (such as commercial mortgage-backed securities) having a value exceeding 40% of the value of the Company’s total assets.

We expect to offer financing across a broad-spectrum of asset backed and commercial real asset type collateral property type such as office, retail, industrial, multi-family, and hospitality. The Company will coordinate its lending initiatives with outside commercial real estate loan brokers, which have access to commercial real estate owners seeking financing or refinancing opportunities, and with loan origination firms that have borrowers seeking loans. We believe that this will enable ALPC to broaden its access to new Borrowers and to develop and implement financing solutions for these other lenders, mortgage bankers, borrowers, and owners. In the event the Company uses third party loan origination services and underwriters, the Company will cover these costs in accordance with industry standard practices. In addition, the Company from time to time will also engage in participating equity financing within strategic opportunistic projects and businesses that could bring added value to shareholders.

The Company expects to require substantial capital to fully fund and implement its operations. The Company plans to raise such capital through the Offering covered hereby, from alternative offerings of debt or other securities or through joint venture partnerships. There can be no assurance that the Company can successfully raise such financing or consummate alternative offerings of its debt or other securities or joint venture partnerships on favorable terms or otherwise. If such efforts are not successful, then we may be unable to honor funding commitments or be forced to curtail our operations or consider other strategic alternatives.

Investment Strategy

To identify attractive lending opportunities, the Company expects to continue to deploy its capital through the origination of commercial mortgage loans, subordinate financings and other commercial real-estate related debt investments at attractive risk-adjusted yields. The Company targets lending opportunities that are secured by commercial real estate. The Company’s underwriting includes a focus on stressed in-place cash flows, debt yields, debt service coverage ratios, loan-to-value ratios, property quality and market and sub-market dynamics

Alameda Partners Joint Venture

On March 11, 2019, the Company, through Alpha Mortgage Notes I, LLC, a special purpose vehicle (the “SPV”), entered into an operating agreement for the SPV (the “SPV Operating Agreement”) with Alameda Partners LLC, a Utah limited liability company (“Alameda Partners”). Pursuant to the SPV Operating Agreement, Alameda Partners contributed $1,000,000 for a ten percent (10%) ownership interest in the SPV and became the SPV’s manager. The capital is being used to implement the Company’s strategy of acquiring performing commercial real estate loans and support asset acquisitions. The members of Alameda Partners have significant long-term experience in the commercial real estate industry as property developers, owners, and managers and currently hold title to over $50 million in commercial real estate assets.

Legacy Sand Joint Venture

On December 31, 2019, Alpha Investment executed a Share Exchange Agreement (the “Purchase Agreement”) with Parsons Energy Group LLC, a Delaware limited liability company (“Parsons Energy”) that owns leasehold mining rights on approximately 1,200 acres located in Independence, Wisconsin, which contains an estimated 1110 Million Tons of Tier 1 Northern White Fracking Sand. Parsons represented that its leasehold mining rights had an estimated “As Is” value of approximately $300 million. Pursuant to the Purchase Agreement, the Company was to acquire a 19% limited liability company membership interest in Legacy Sand Group, LLC (“Legacy Sand”) a newly organized Florida limited liability company formed in connection with the transaction to exploit the fracking rights in exchange for the issuance by the Company of its Series 2020 Preferred Stock having an estimated value of $57.0 million to Legacy Sand.

However, prior to closing of the transaction, the Company ordered an MIA appraisal that valued Parsons Energy’s’ real property and mining rights at an “As Is” value of $178.0 million dollars as of April 15, 2020. Accordingly, the Company and Parsons entered into an amendment to the Purchase Agreement effective as of June 30, 2020 reflecting the revised valuation, Thereafter, Legacy Sand was organized and title to the fracking rights was transferred to Legacy Sand.

Legacy Sand has four (4) members: (a) Parsons Management Group, LLC, an affiliate of Parsons Energy (“Parsons Management”), which operates in the fracking industry as an owner and operator of leasehold real property assets and or consulting services; (b) Kanatit Investments LLC, which is engaged in real asset investment management and fracking consulting services; (c) Windsor Business Solutions LLC, which is engaged in commercial real estate consulting services; and (iv) Alpha Investment. Legacy Sand is managed by Rick Parsons, Randal Smith, and Larry Williams who are affiliated with Parsons Management Group, Kanatit Investments LLC and Windsor Business Solutions LLC, respectively.

The Company has designated 3,382 shares of its authorized, but unissued preferred stock, as the Series 2020 Preferred Stock as consideration in the transaction with Parsons. The Series 2020 Preferred Stock has a stated value of $10,000 per share and each share is convertible at the option of the holder into 1,125 shares of the Company’s common stock for an aggregate of 3,804,750 shares of common stock, subject to adjustment for stock splits, stock dividends and similar transactions, Holders of our Series 2020 Preferred Stock have no voting rights, except as required by Delaware law. In connection with the closing of this Offering, an amendment to the Certificate of Designation for the Series 2020 Preferred Stock will be filed to reduce the conversion rate of each share of the Series 2020 Preferred Stock issued in connection with the Legacy Sand joint venture from 1,125 shares to 100 shares or an aggregate of 338,200 shares of common stock.

Potential Effects of the COVID-19 Pandemic on our Business

Commercial mortgage lending may be subject to volatility during the COVID-19 and pandemic and may be adversely affected by a number of factors, including, but not limited to, national, regional and local economic conditions; local real estate conditions; changes or continued weakness in specific industry segments; construction quality, age and design; demographic factors; retroactive changes to building or similar codes; pandemics; natural disasters and other acts of god. In addition, decreases in property values reduce the value of the collateral and the potential proceeds available to a borrower to repay the underlying loans or loans, as the case may be, which could also cause us to suffer losses. Market volatility has been particularly heightened due to the COVID-19 global pandemic. COVID-19 has disrupted economic activities and could have a continued significant adverse effect on economic and market conditions including limited lending from financial institutions, depressed asset values, and limited market liquidity. At the present time, we are unable to estimate the potential adverse effect which the pandemic may have on our business, operations and financial condition.

Corporate History

We were incorporated in the State of Delaware on February 22, 2013, to develop, create, manufacture and market toys for small children which would be designed to attach to car seats and amuse and entertain children during a drive, without distracting the attention of the driver. The Company, however, encountered significant constraints in raising sufficient capital to fully implement its business plan.

On March 17, 2017, Omega purchased 35,550,000 outstanding shares of the Company’s common stock (the “Control Share Sale”) from Malcolm Hargrave (35,000,000 shares), DTH International Corporation (500,000 shares) and Lisa Foster (50,000 shares) for aggregate consideration of $295,000. The Control Share Sale was consummated in a private transaction pursuant to a common stock purchase agreement entered between Omega and Mr. Hargrave, acting individually and on behalf of the other selling stockholders. Upon completion of the Control Share Sale, a “Change in Control” of the Company took place and in connection therewith, Mr. Hargrave resigned as our sole director and officer and Omega, as the new majority stockholder of the Company, elected Timothy R. Fussell, Ph.D. as President, Chairman of the Board and a director (Dr. Fussell stepped down from those positions in April 2020) and Todd C. Buxton, Omega’s then Chief Executive Officer, as Chief Executive Officer, Vice Chairman of the Board and a director.

In addition to the foregoing, new management elected to shift the Company’s business focus to real estate lending, which they believed offered better opportunities for shareholder growth. In connection therewith, on March 30, 2017, we filed a Certificate of Amendment to our Certificate of Incorporation with the Delaware Secretary of State changing our name from “Gogo Baby, Inc.” to “Alpha Investment Inc.” to better reflect our new business plan.   The name change and a corresponding change in the Company’s OTC markets trading symbol from GGBY to ALPC received approval from FINRA and became effective as of April 19, 2017.

Capital Restructuring

In order to provide the Company with the capital structure needed to complete this Offering, immediately prior to consummation of this Offering, the Company will implement a capital restructuring pursuant to which:

•	Omega, our principal stockholder will exchange the 32,535,000 shares of our common stock it holds for 100,000 shares of newly designated Series AA Preferred Stock;

•	The conversion rate of each share of the Series 2020 Preferred Stock issued in connection with the Legacy Sand joint venture will be reduced from 1,125 shares to 100 shares; and

•	Holders of an additional 1,965,000 shares of our common stock will contribute such shares to the capital of the Company.

Each share of Series AA Preferred Stock is convertible at the option of the holder into ten (10) shares of the Company’s common stock for an aggregate of 1,000,000 shares of common stock, subject to adjustment for stock splits, stock dividends and similar transactions. The Series AA Preferred Stock has a liquidation preference of $1.00 per share and is entitled to share ratably in dividends declared on the Company’s common stock on an “as converted” basis.

Each share of Series AA Preferred Stock is entitled to 450 votes on each matter presented to stockholders (subject to adjustment for stock splits, stock dividends and similar transactions). Shares of Series AA Preferred Stock vote together shares of our common stock as a single class, except as required by Delaware law. Accordingly, Omega, as the holder of the Series AA Preferred Stock will control between 83.4% and 83.7% of the combined voting power of our capital stock upon completion of this Offering and therefore will control the Company’s affairs following implementation of the capital restructuring and the consummation of this Offering. Moreover, we will be deemed to be a “controlled company” as defined under Nasdaq Marketplace Rules. However, even if we qualify as a “controlled company,” we do not intend to rely on the controlled company exemptions provided under Nasdaq Marketplace Rules.

Unless otherwise specifically indicted, all Share and per Share information in this prospectus gives pro forma effect to implementation of the capital restructuring.

Plan of Operations

Our core objective will be to achieve advantageous yields and consistent interest income on short to long term loans (“Loans”) covering all four lending categories such as prime, alt-A, bridge and hard money loans by:

●	furnishing capital to make Loans primarily to borrowers such as commercial real estate developers and speculators, business owners, landlords and owners of core assets when traditional financing is unavailable to such borrowers for acquisitions, refinancing of commercial property loans; and

●	making Loans directly to borrowers in the commercial real estate markets.

We plan to administer various financing programs with an emphasis on Loans secured by commercial real estate, such as office buildings, multi-family residences, shopping centers, industrial, and hotels. Loans may consist of senior debt loans, mezzanine or subordinated loans, preferred equity and other equity participation financing structures.

We intend to follow a “conservative lending” profile for our Loans.  Our strategy is to seek low leveraged first lien senior debt mortgage loans and high debt service structured financing programs, as opposed to riskier, less secure, mezzanine or equity positions.

Business Objectives and Strategy

Our core business objective is to achieve advantageous and consistent rates of return from short to long term Loans to borrowers when traditional financing is unavailable to such borrowers for acquisitions, refinancing of commercial property loans and other asset backed transactions. We plan to focus on various alternative commercial real estate financings with an emphasis on Loans secured by commercial real estate and also seek to invest in financing of core real estate assets that include office buildings, multi-family residences, shopping centers, and hospitality, plus ground up entitled land developments. The Loans may consist of senior debt loans, mezzanine or subordinated loans, preferred equity and other equity participation financing structures. We intend to follow a “conservative lending” profile for the Loans we fund, which means low loan to value and high debt service cover ratios. Our strategy is to seek Loans that are first lien, senior debt mortgage loans and specialty financing programs, as opposed to riskier, yet much more profitable, and less secure mezzanine or equity positions.

Use of Loan Servicers

In carrying out our business strategy, we will likely utilize third-party firms that specialize in Loan origination and servicing (“Servicers”).  We intend to perform due diligence on each Servicer which we, directly or indirectly, plan to use in the origination and servicing of Loans, in order to evaluate the firm’s experience and expertise in originating and servicing Loans that satisfy our lending and investment criteria.

Use of Other Third-Party Service Providers

We will utilize other third parties to provide various ancillary services to us, such as real estate evaluation and land feasibility appraisal services, closing-legal and escrow title services.

Sale of Participations; Co-Investments and Participations

In the discretion of management, we may sell participation rights in the Loans we originate to other entities.

We may from time to time co-invest and or syndicate participation interest in loans as the administrative agent or buying a participation interest. We plan to only employ this strategy with seasoned well-established organizations in the commercial real estate (“CRE”) lending industry such as private trusts, real estate financing institutions, mutual funds, pension funds, investment houses, or hedge fund of funds.  We believe that this will afford the Company with an additional opportunity to participate in well-structured transactions with organizations with proven track records involving originating, underwriting, and servicing.

The Commercial Real Estate Lending Product

Operationally, management believes the market for commercial mortgage loans will offer opportunities for the deployment of capital we raise.  The CRE markets have suffered greatly in recent years beginning with the 2008 U.S. financial market crisis, which resulted in a steep and prolonged recession. However, as the lending markets have steadily recovered along with market leaders such as large banks Wells Fargo, JP Morgan Chase, Bank of America and Capital One, we believe the CRE lending landscape has now stabilized in select Centralized Business Districts known as “CBD’s” and afford extremely attractive opportunities for deploying capital. Thus, we will focus on positioning the Company to seize this opportunity within this market.  We believe that our proposed business model is comparable to that currently being used by some of the top-level commercial real estate lender industry professionals. However, to compete and succeed within this industry, we plan to develop a proprietary pricing and lending model for the commercial real estate finance debt and equity markets.  If we are able to do so, as to which no assurance can be given, we believe that we will have a strategic advantage to compete in the market.

Key Operational Highlights – CRE Loans

—	The overall U.S. core property commercial real estate lending market is vast and accordingly, we believe there are significant business opportunities that will afford the Company continued growth.

—	We expect that our lending model will allow for smaller increments of loans designed for quicker closings to permit investors to monitor development of the ongoing balance sheet and enable us to more rapidly achieve milestones.

—	We plan to retain or use seasoned commercial real estate independent specialists to coordinate our loan underwriting model centered on mitigating loan-loss risks and to perform all other related and required third party due diligence.

—	Since the securitization industry has standardized the underwriting criteria, we anticipate that it will allow for each third-party service provider we use to integrate and exchange information effectively and efficiently.

—	We believe that we will have low cost and prudent leverage available to us to fund Loans.

—	Our strategy has been developed with the input of experienced industry veterans.

The Commercial Real Estate Market Forecast

●	Capital Markets: Notwithstanding the effects of the COVID-19 pandemic and the attendant economic slowdown and market uncertainty, CBRE estimates that the capital markets will offer continued liquidity and low interest rates in 2021, which will lead to increased investment volume for the year, concentrated to a certain extent during the second half of the year, albeit with a shift in investor focus in certain sectors of the real estate industry. CBRE further believes that amid the uncertain global economic situation, U.S. commercial real estate will remain a haven for investment in 2021, when compared to foreign markets.

●	Office/Occupier: The demand for office space during 2020 has significantly decreased as a result of the effects of the COVID-19 pandemic, with its shift to many employees working remotely. In addition to decreased demand, there have been comparable declines in rent growth and increases in vacancies during the latter part of 2020. These trends were already being driven by the growth in flexible workplaces offered by providers such as WeWork, although expansion in this market segment has slowed as well. Notwithstanding the foregoing, CBRE estimates improvement in the office/occupier real estate market during 2021, and we. As well believe that there will still be significant opportunities in the office/occupier segment of the commercial real estate market.

●	Industrial and Logistics: We believe that the continued growth in e-commerce, which has been further fueled by the COVID-19 pandemic, will result in significant growth in the industrial & logistics (“I&L”) market, as a result of’ providers increased demand for additional logistics space. According to CBRE, the I&L market has been one of the bright spots during 2020 and will continue to be strong, although growth in this market segment may slow during 2021 as the COVID-19 pandemic recedes and consumers return to more traditional forms of retail shopping.

●	Retail: 2020 results, particularly in “brick and mortar” retail stores, have seen significant adverse impacts as a result of the COVID-19 pandemic. Such adverse effects include the periodic shutdowns of non-essential businesses, increased retail vacancies as a result of the bankruptcy filing by and liquidation of a number of well-known retail chains and the overall impact of the significant increase in unemployment. However, the slowdown has opened opportunities to repurpose retail locations both in and outside of shopping malls. According to CBRE, many retail assets are expected to be converted to mixed use, creating communities and thriving town centers. In addition, CBRE believes that as the COVID-19 pandemic recedes during 2021, consumers will return to more traditional forms of retail shopping thereby generating growth in this market segment.

●	Multifamily: According to CBRE, multifamily is positioned for continued favorable performance given current economic conditions but may experience some cooling due to new supply outpacing demand and the overall economic slowdown resulting from the COVID-19 pandemic. CBRE believes that the best opportunities during 2021 will be in suburban markets, where urban dwellers are seeking to relocate as a result of having experienced COVID-19 stay-at-home orders in large urban centers. In addition, we believe that smaller metros and metro leaders with smaller multifamily market penetration, including Austin, Atlanta, Phoenix and Boston, will offer attractive investment opportunities. CBRE also reports that the trends affecting the multifamily housing market will also generate opportunities in other residential rental segments of the real estate industry, such as build-to-rent.

●	Hotel: Perhaps no market segment has been as adversely affected by the COVID-19 pandemic, as the hospitality industry. The significant decrease in travel has resulted and is expected to continue to result in numerous closures at all segments of the industry in both major and secondary markets, as well as decreased occupancy rates in hotels that remain open and operating. CBRE believes that the recovery in this market segment to start during 2021, although a full recovery is expected to take several years. In addition, to the start of the recovery during 2021, we believe that the shutdown of many hotels affords opportunities to repurpose many locations for other uses.

●

Non-Traditional: According to CBRE, investment in non-traditional commercial real estate property types such as self-storage, data centers, medical office, life sciences, senior housing and student housing has seen significant growth over the last decade, with these market segments now accounting for an ever increasing share of overall real estate investment. CBRE believes that notwithstanding this trend will continue into 2021, notwithstanding softness in other market segments as a result of the effects of the COVID -19 pandemic. According to CBRE, reasons for this trend include:

•     alternative assets offering higher cap rates;

•    structural changes that have occurred over the last decade and are continuing to occur in business, technology demographics and society as a whole;

•     the expanded product offerings and portfolio diversification that these non-traditional sectors afford investors; and

•     increased transparency and availability of information with respect to the performance of investments in alternative market segments.

Loan Production Strategy

We have access to a database of top commercial real estate mortgage bankers nationwide through organizations such as Strategic Alliance Mortgage, LLC (“SAM”), which is a company comprised of the top independently owned commercial real estate mortgage banking firms located throughout the United States. Through SAM, firms utilizes their shared national knowledge to execute superior capital market solutions for developers, commercial real estate investors, investment management firms, asset management firms, real estate investment trusts and private real estate equity firms with the goal of utilizing their production networks. We have focused on firms that have experienced loan origination back office staff to ensure our CRE Loan services will be appropriately and professionally marketed. Also, management has a proprietary database of 50 to 100 mortgage bankers to market their CRE Loan products to and generate Loan production internally for consistent deal flow. In addition, we believe that as our operations expand, we always have the opportunity to establish and retain an in-house sales team.

Competition

A number of much larger proven commercial real estate lenders such as JP Morgan Chase, Bank of America, Goldman, Apollo Commercial Real Estate, and RAIT currently have established operations with large balance sheets and back office staff. However, we are a non-banking institution and are not regulated like the larger banks or typical CMBS lenders in that we are not “pigeon-holed” into securitizing our assets. Rather, we elect to use these industry standards and underwriting characteristics to originate loans, to consequently mitigate liquidly-risk (i.e. recapitalization) with the ability to hold these loans on the un-tainted balance sheet in order to garner stable income to yield strong growth and market share. However, as most of these lenders have far longer operating histories and significantly larger financial resources than we do, there can be no assurance given that we can effectively compete.

Employees

We currently have no employees other than our executive officers. As noted above, we intend to rely on third parties retained by us for services in areas such as loan origination and production, credit analysis, underwriting, due diligence, and loan servicing. As our operations grow, we may elect to bring certain, if not all of these services in house.

Properties

Our principal executive offices are located at 200 East Campus View Blvd. Suite 200 Columbus, OH 43235, where we lease space from Omega, our principal stockholder, on a month to month basis at a monthly rent of $79.

Legal Proceedings

Currently there are no legal proceedings pending or threatened against us.  However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.  Litigation is subject to inherent uncertainties, and an adverse result in any such matter may harm our business, results of operations, financial condition and business prospects.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This “Management’s Discussion and Analysis of Financial Condition and Results of Operations” is intended to provide a reader of our financial statements with a narrative from the perspective of our management on our financial condition, results of operations, liquidity, and certain other factors that may affect our future results.  The following discussion and analysis should be read in conjunction with our audited consolidated financial statements and the accompanying notes thereto included elsewhere in this prospectus. In addition to historical financial information, the following discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions.  See “Forward-Looking Statements.”  Our results and the timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of many factors.

Results of Operations

Nine months Ended September 30, 2020 as compared to nine months ended September 30, 2019

We have recognized income from related parties of approximately $18,000 for the nine months ended September 30, 2020, compared to $67,000 for the same period in 2019, resulting from the amortization of loan origination fees received in the form of cash and notes receivable, offset by the amortization of loan costs incurred.  As of September 30, 2020, the Company had an accumulated deficit of approximately $4.5 million.

The following table provides selected consolidated balance sheet data as of September 30, 2020 and 2019, respectively.

Consolidated Balance Sheet Data:	September 30, 2020	September 30, 2019
Cash	$47,056	$12,127
Restricted Cash	$--	$2,509,186
Loan receivable and accrued interest receivable, net of discounts	$1,456,952	$1,391,229
Investment in Legacy Sand Group, LLC	$33,323,000	$--
Total assets	$34,827,359	$4,022,479
Accounts payable and accrued liabilities	$339.872	$70,904
Total liabilities	$360,672	$104,398
Temporary equity	$380.800	$2,857,112
Shareholders' equity	$34,085,887	$1,110,969

For the nine months ended September 30, 2020, we generated approximately $28,000 in net investment income, compared to $78,000 in 2019. Net investment income in 2020 resulted from interest income of $34,000, the amortization of loan origination fees of $72,000, offset by the amortization of loan costs of $77,000.   Net investment income in 2019 resulted from interest income of $78,000, the amortization of loan origination fees of $103,000, offset by the amortization of loan costs of $103,000.  We incurred $603,526 in operating expenses during the 2020 period, compared to $1,176,517 in 2019. In 2019, the Company recognized interest expense of $620,000 related to the Jersey Walk financing, which was rescinded upon rescission of the Jersey Walk acquisition in June 2019, resulting in a gain on deconsolidation of $317,000 in 2019.

Year ended December 31, 2019 as compared to year ended December 31, 2018

We have recognized income from related parties of approximately $90,115 for the year ended December 31, 2019, compared to $46,799 for the year ended December 31, 2018, resulting from the amortization of loan origination fees received in the form of a notes receivable and cash, offset by the amortization of loan costs incurred.  As of December 31, 2019, the Company had an accumulated deficit of approximately $4,000,000.

The following table provides selected balance sheet data as of December 31, 2019 and 2018.

Consolidated Balance Sheet Data:	December 31, 2019	December 31, 2018
Cash	$91,693	$11,286
Restricted cash	$2,509,186	$2,500,099
Loans Receivable – related parties, net of discounts	$883,554	$925,178
Loans Receivable, net of discounts	$480,809	$173,449
Total assets	$4,030,455	$3,630,680
Current liabilities	$137,320	$70,904
Total liabilities	$137,320	$70,904
Temporary equity	$2,863,034	$2,839,346
Stockholders' equity	$1,030,101	$720,430

For the year ended December 31, 2019, we generated approximately $90,000 in net investment income, compared to $47,000 in 2018. Net investment income in 2019 resulted from interest income of $91,000, the amortization of loan origination fees of $127,000, offset by the amortization of loan costs of $128,000.   Net investment income in 2018 resulted from interest income of $27,000, the amortization of loan origination fees of $108,000, offset by the amortization of loan costs of $88,000.  We incurred $1,480,921 in operating expenses during the 2019 period, compared to $550,223 in 2018, reflecting our increased level of operations. In 2019, the

The Company recognized approximately $623,000 of interest, primarily from the Jersey Walk Mortgage which was derecognized upon the rescission of the Jersey Walk acquisition in June 2019, and a gain on deconsolidation of $316,744 was recognized. Interest expense for year ended December 31, 2018, was $1,105,000 resulted from the amortization of the discount on redeemable common stock.

Liquidity and Capital Resources

During the nine months ended September 30, 2020, Omega, the principal stockholder of the Company, made an additional capital contribution to the Company of $425,000. In addition, during such period, the purchaser of 166,667 Shares in September 2017, exercised its right to cause the Company to repurchase the Shares for the original purchase price of $2.5 million, which had been held in and was released from escrow.

During the year ended December 31, 2019, we sold an interest in the SPV to Almeda Partners for $1,000,000, sold common stock for approximately $946,000 and Omega, the principal stockholder of the Company, made additional capital contributions to the Company of approximately $275,000.

The Company expects to require substantial capital to fully fund and implement its operations. The Company plans to raise such capital through the Offering, from alternative offerings of debt or other securities or through joint venture partnerships. There can be no assurance that the Company can successfully complete its pending direct public offering or consummate alternative offerings of its debt or other securities or joint venture partnerships on favorable terms or otherwise. If such efforts are not successful, then we may be forced to curtail our operations or consider other strategic alternatives. Even if we are successful in raising additional financing, there is no assurance regarding the terms of any additional investment and any such investment or other strategic alternative would likely substantially dilute our current stockholders.

Critical Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  Significant estimates included deferred revenue, costs incurred related to deferred revenue, the useful lives of property and equipment and the useful lives of intangible assets.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Accounting for Income Taxes, as clarified by ASC 740-10, Accounting for Uncertainty in Income Taxes.  Under this method, deferred income taxes are determined based on the estimated future tax effects of differences between the financial statement and tax basis of assets and liabilities given the provisions of enacted tax laws.  Deferred income tax provisions and benefits are based on changes to the assets or liabilities from year to year.  In providing for deferred taxes, the Company considers tax regulations of the jurisdictions in which the Company operates, estimates of future taxable income, and available tax planning strategies.  If tax regulations, operating results or the ability to implement tax-planning strategies vary, adjustments to the carrying value of deferred tax assets and liabilities may be required.  Valuation allowances are recorded related to deferred tax assets based on the “more likely than not” criteria of ASC 740.

ASC 740-10 requires that the Company recognize the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit.  For tax positions meeting the “more-likely-than-not” threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

29

MANAGEMENT

Directors and Executive Officers

The following table sets forth the name, age and position of each person who is a director, executive officer or director nominee as of the date of this prospectus.

Name	Age	Positions and Offices to be Held

Todd C. Buxton	51	Chief Executive Officer and Vice Chairman
Jim McCubbin	56	Chief Financial Officer Nominee
Richard Bennion	76	Director Nominee
Mark Feanny, M.D.	44	Director Nominee
James William Proctor	67	Director Nominee

Both our current director and our director nominees bring to our board of directors executive leadership experience derived from their respective business experience. Each of them has demonstrated strong business acumen and an ability to exercise sound judgment and has a reputation for integrity, honesty and adherence to ethical standards. Set forth below is a brief description of the background and business experience of our directors, executive officers and director nominees.

Todd C. Buxton has served as the Company’s Chief Executive Officer and Vice Chairman since April 2017 and as Omega’s Chief Executive Officer from April 2015 to March 2017. Mr. Buxton carries out initiatives to significantly improve the company's strategic operational execution and integration of new and existing subsidiaries with a goal to accelerate profitability, shareholder value and growth for the company. This includes planning the overall strategic business direction and facilitating creative development business models for Omega specifically within the capacity of the Omega's M&A contractual negotiations and internal business contract facilitation for sales transactions, mergers and acquisitions, and capital markets growth strategies. Prior to serving as Omega’s Chief Executive Officer, from 2010 through 2015, Mr. Buxton served in the same capacity for Bentley-Addison Capital Finance, which directly brokered and advised companies as an intermediary for commercial real estate financing opportunities. Mr. Buxton has a strong foundation in the commercial real estate construction management industry and real estate developer/contracting business as well as the information technology field going back to 1992. In January 2011, Mr. Buxton filed a petition for relief under Chapter 7 of the United States Bankruptcy Code in the Southern District of Ohio. In March 2014, Mr. Buxton filed a motion to dismiss the case prior to discharge, which was granted in May 2014.

James McCubbin will join the Company as its Chief Financial Officer upon the effectiveness of the registration statement of which this prospectus forms a part. Since May 2018, Mr. McCubbin has been Chief Executive Officer of Marmac Corporate Advisors, LLC, a private consulting firm, with a focus on assisting development and early stage companies in achieving transformational success as they navigate the challenges of building and supporting growth. In such capacity Mr. McCubbin also provides chief financial officer services to development stage through mid-stage growth companies and assists companies with transitionary stage services augmented by other professional associates in quickly developing and deploying critical infrastructure. Prior to Marmac Corporate Advisors, LLC from February 1997 to May 2018, Mr. McCubbin privately consulted with early stage companies and served on various boards of directors and held chairmanships of audit, compensation, and nominating committees. From December 1998 to October 2018, Mr. McCubbin served as Executive Vice President, Chief Financial Officer, Secretary/Treasurer of WidePoint Corporation, a NYSE listed corporation, where he was an instrumental part of the executive management team in building and developing that company. Mr. McCubbin also served as a member of WidePoint Corporation board of directors from November 1998 until June 2016. From December 1997 to August 1998, Mr. McCubbin served as Vice President, Controller, Assistant Secretary and Treasurer of WidePoint Corporation. WidePoint Corporation is a leading provider of technology-based management solutions with an international focus in telecom management, mobile management, access management, and identity management. Prior to the commencement of his employment with WidePoint in November 1997, Mr. McCubbin held various financial management positions with several leading companies in the financial, healthcare and government sectors. Mr. McCubbin brings 30+ years’ experience working with a broad range of both public and private companies to Alpha Investment. He has a broad background in finance & capital raising activities, mergers and acquisitions, investor and corporate communications, board and committee development, internal controls and SEC regulatory compliance, along with strong organizational and corporate strategic development skill sets. Mr. McCubbin is a graduate of the University of Maryland with a Bachelor of Science Degree in Finance and a Master’s Degree in International Management.

Richard Bennion will join the Company’s board of directors upon the effectiveness of the registration statement of which this prospectus forms a part. Mr. Bennion has over forty years’ worth of real estate experience in all major asset classes. He founded the first commercial real estate brokerage firm in Utah and soon went on to become a real estate developer. He also founded one of the first commercial property management firms. Both were eventually sold to national firms. An innovator in information technology, he was instrumental in developing early transaction and sales databases in Utah as well as ensuring interoperability of several local multiple listing services for residential brokerages. He has developed, acquired, sold, and repurposed all major asset classes: multi-family, single family residential, self-storage, retail, and office. He also has experience in sales and marketing for large master-planned multipurpose developments and transit-oriented developments. He is known as a creative problem-solver. His academic background is in civil engineering and is currently an Associate Broker for Advent Property Advisors.

Mark Feanny, M.D., will join the Company’s board of directors upon the effectiveness of the registration statement of which this prospectus forms a part. Dr. Feanny is a licensed physician trained in general and trauma surgery at the Michael E. DeBakey Department of Surgery in the Baylor College of Medicine within the Texas Medical Center in Houston. Nearly a decade ago, Dr. Feanny shifted his primary clinical focus to emergency medicine and in March 2010, founded America’s ER, a recently developed outpatient model providing community-based emergency room services typically only found in hospitals. To improve America’s ER’s competitive advantage in what has become one of the fastest growing sectors in healthcare, Dr. Feanny has taken this Free Standing Emergency Department (FSEDs”) model and improved it by combining the FSED with an urgent care facility, outpatient imaging and laboratory as well as a host of other primary care services, all in one location. His “hybrid” facility has captured the attention of the industry and has become the new standard in the FSED marketplace. Dr. Feanny and has served as America’s ER’s Chairman and Chief Executive Officer since founding the company in 2010. FSEDs are either privately owned or can be owned by large healthcare organizations and are located away from traditional hospital campuses. Prior to founding America’s ER, Dr. Feanny, in addition to practicing medicine, was involved in structuring and implementing a variety of physician joint ventured projects, has served as CMO, managing director for numerous corporate entities, has created his own real estate development firm and prior to America’s ER served as CEO of an FSED company founded by one of the original architects of the industry. Dr. Feanny received his M.D. at the University of Texas Medical School and holds a B.S. degree in Neuroscience and Psychology from Texas Christian University.

James William Proctor, will join the Company’s board of directors upon the effectiveness of the registration statement of which this prospectus forms a part. Mr. Proctor has been in the commercial real estate brokering and property management industry for over 30 years. Since 2008 Mr. Proctor is a real estate owner and investor, and partner in University Properties, Group, of which owns $210-milllion in student housing with a mixture of condominiums, duplexes, residential SFR's, and apartment complexes near and around the University of Indiana. Mr. Proctor has been responsible for implementation of numerous bank financing arrangements with his extensive capital markets experience related to joint ventures/partnerships, acquisition strategies, property valuations, and real estate sales using the appropriated cash flow analysis. He brings to the Company his executive experience in corporate finance and investment strategies within a real estate investment platform. Mr. Proctor holds a B.S. degree in Agriculture Economics from Purdue University in 1975.

Terms of Office

Our directors are appointed for a one-year term to hold office until the next annual meeting of our stockholders and until a successor is appointed and qualified, or until their removal, resignation, or death.  Executive officers serve at the pleasure of the board of directors.

Controlled Company

As long as Omega owns at least 50% of the combined voting power of our capital stock, we will be a “controlled company” as defined under NASDAQ Marketplace Rules (specifically, as defined in Rule 5615(c)). We have no current intention to rely on the “controlled company” exemptions afforded to a controlled company under the NASDAQ Marketplace Rules.

Board Committees and Independence

Subject to and effective upon the effectiveness of the registration statement of which this prospectus forms a part, our board of directors has established three standing committees, an audit committee, a compensation committee and a nominating and corporate governance committee. Mr. Bennion, Dr. Feanny and Mr. Proctor will be the members of each of the committees. Our board of directors has determined that each of these three directors is “independent” within the meaning of the applicable rules and regulations of the SEC and the listing standards of the Nasdaq Stock Market.

Our board of directors has determined that Mr. Proctor qualifies as an “audit committee financial expert” as the term is defined by the applicable rules and regulations of the SEC and The Nasdaq Stock Market listing standards, based on his business, financial and management experience. At the time of the listing of our common stock and warrants for trading on The Nasdaq Capital Market, we will be required to certify to the Nasdaq Stock Market, that our audit committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication.

Audit Committee

The audit committee assists the Alpha Investment’s board of directors in its oversight of the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements, including (a) the quality and integrity of the Company’s financial statements; (b) the Company’s compliance with legal and regulatory requirements; (c) the independent auditors’ qualifications and independence; and (iv) the performance of our Company’s internal audit functions and independent auditors, as well as other matters which may come before it as directed by the board of directors. Further, the audit committee, to the extent it deems necessary or appropriate, among its several other responsibilities, shall:

●	be responsible for the appointment, compensation, retention, termination and oversight of the work of any independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

●	discuss the annual audited financial statements and the quarterly unaudited financial statements with management and the independent auditor prior to their filing with the SEC in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q;

●	review with the Company’s financial management on a period basis (a) issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; and (b) the effect of any regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

●	monitor the Company’s policies for compliance with federal, state, local and foreign laws and regulations and the Company’s policies on corporate conduct;

●	maintain open, continuing and direct communication between the board of directors, the audit committee and our independent auditors; and

●	monitor our compliance with legal and regulatory requirements and shall have the authority to initiate any special investigations of conflicts of interest, and compliance with federal, state and local laws and regulations, including the Foreign Corrupt Practices Act, as may be warranted.

Mr. Proctor will be the chairperson of the audit committee.

Compensation Committee

The compensation committee aids our board of directors in meeting its responsibilities relating to the compensation of the Company’s executive officers and to administer all incentive compensation plans and equity-based plans of the Company, including the plans under which Company securities may be acquired by directors, executive officers, employees and consultants. Further, the compensation committee, to the extent it deems necessary or appropriate, among its several other responsibilities, shall:

●	review periodically the Company’s philosophy regarding executive compensation to (a) ensure the attraction and retention of corporate officers; (b) ensure the motivation of corporate officers to achieve the Company’s business objectives, and (c) align the interests of key management with the long-term interests of our shareholders;

●	review and approve corporate goals and objectives relating to Chief Executive Officer compensation and other executive officers of the Company;

●	make recommendations to the board of directors regarding compensation for non-employee directors, and review periodically non-employee director compensation in relation to other comparable companies and in light of such factors as the compensation committee may deem appropriate; and

●	review periodically reports from management regarding funding the Company’s pension, retirement, long-term disability and other management welfare and benefit plans.

Dr. Feanny will be the chairperson of our compensation committee.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee recommends to the board of directors individuals qualified to serve as directors and on committees of the board of directors to advise the board of directors with respect to the board of directors composition, procedures and committees to develop and recommend to the board of directors a set of corporate governance principles applicable to the Company; and to oversee the evaluation of our board of directors and management.

Further, the nominating and corporate governance committee, to the extent it deems necessary or appropriate, among its several other responsibilities shall:

●	recommend to the board of directors and for approval by a majority of independent directors for election by shareholders or appointment by the board of directors as the case may be, pursuant to our bylaws and consistent with the board of directors’ criteria for selecting new directors;

●	review the suitability for continued service as a director of each member of the board of directors when his or her term expires or when he or she has a significant change in status;

●	review annually the composition of the board of directors and to review periodically the size of the board of directors;

●	make recommendations on the frequency and structure of board of directors’ meetings or any other aspect of procedures of the board of directors;

●	make recommendations regarding the chairmanship and composition of standing committees and monitor their functions;

●	review annually committee assignments and chairmanships;

●	recommend the establishment of special committees as may be necessary or desirable from time to time; and

●	develop and review periodically corporate governance procedures and consider any other corporate governance issue.

Mr. Bennion will be the chairperson of the nominating and corporate governance committee.

Code of Ethics

We have adopted a Code of Ethics that applies to employees, including our principal executive officer, principal financial officer, or persons performing similar functions.

Board of Directors Role in Risk Oversight

Members of the board of directors have periodic meetings with management and the Company’s independent auditors to perform risk oversight with respect to the Company’s internal control processes. The Company believes that the board’s role in risk oversight does not materially affect the leadership structure of the Company.

33

EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by or paid to our executive officers for 2019, 2018, and 2017.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards (#)	Option Awards (#)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Todd C. Buxton,	2019	0	0	0	0	0	0	0	0
CEO(1)	2018	0	0	0	0	0	0	0	0
	2017	$5,000	0	0	0	0	0	0	$5,000
Timothy R. Fussell,	2019	0	0	0	0	0	0	0	0
President (1)	2018	0	0	0	0	0	0	0	0
	2017	0	0	0	0	0	0	0	0

(1) Dr. Fussell stepped down as an executive officer and director of the Company on April 25, 2020.

Employment Agreements

The Company is presently not party to an employment agreement with either of its executive officers.

Outstanding Equity Awards at Fiscal Year-End Table

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards outstanding as of December 31, 2019 for our executive officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested (#)

Todd C. Buxton, CEO	0	0	0	0	0	0	0	0	0
Timothy R. Fussell(1)	0	0	0	0	0	0	0	0	0

(1) Dr. Fussell stepped down as an executive officer and director of the Company on April 25, 2020.

Compensation of Directors Table

The table below summarizes all compensation paid for our last completed fiscal year to each of our directors.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Todd C. Buxton	0	0	0	0	0	0	0
Timothy R. Fussell(1)	0	0	0	0	0	0	0

(1) Dr. Fussell stepped down as an executive officer and director of the Company on April 25, 2020.

Narrative Disclosure to the Director Compensation Table

We currently do not compensate our directors for their services as such. Upon completion of this Offering, we intend to establish a compensation plan for our “independent” directors consisting of stock option awards or a combination of cash and stock option awards, depending on our financial resources.

Incentive Plan

Our Incentive Plan provides for equity incentives to be granted to our employees, executive officers or directors or to key advisers or consultants.  Equity incentives may be in the form of stock options with an exercise price not less than the fair market value of the underlying Shares as determined pursuant to the Incentive Plan, restricted stock awards, other stock based awards, or any combination of the foregoing.  The Incentive Plan is administered by the board of directors.  5,000,000 Shares are reserved for issuance pursuant to the exercise of awards under the Incentive Plan.  The number of shares so reserved automatically adjusts upward on January 1 of each year, so that the number of shares covered by the Incentive Plan is equal to 15% of our issued and outstanding common stock. As of the date of this prospectus, we have granted restricted stock awards of 3,625,000 Shares to six consultants and 1,375,000 shares are available for issuance.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the beneficial ownership of our common stock by each director and executive officer, by each person known by us to beneficially own 5% or more of our common stock and by directors and executive officers as a group.  Unless otherwise stated, the address of the persons set forth in the table is c/o the Company, 200 East Campus View Blvd., Suite 200, Columbus, OH 43235.

	Number of Shares	Percentage of Voting Power
Name of beneficial owner or identity of group	of Common Stock	Before Offering	After Offering(1)
Directors and executive officers:
Todd C. Buxton	0	0.0	0.0
All executive officers and directors as a group (one person)	0	0.0	0.0

Other 5% percent beneficial owners:
Omega Commercial Finance Corp.(2)	1,000,000	83.7%	83.5%

The persons named above have full voting and investment power with respect to the shares indicated.  Under the rules of the SEC, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security.

(1)  Assumes the sale of all 1,000,000  Shares in the Offering and completion of the capital restructuring.

(2)   Represents shares issuable upon conversion of the Series AA Preferred Stock held by Omega and voting power of such shares. The persons deemed holding voting or dispositive control over the shares held by Omega are Jon S. Cummings IV, Chairman of Board, director and the majority shareholder of Omega, Mark Feanny, M.D., a director of Omega and a director nominee of the Company and Clarence Williams, a director of Omega.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

During the years ended December 31, 2019 and December 31, 2018 and the nine months ended September 30, 2020 and 2019, Omega, the principal stockholder of the Company, made additional capital contributions to the Company of $87,100, $320,990, $425,000 and $87,100, respectively. The capital contributions were classified as additional paid-in capital.

On August 28, 2017, the Company entered into two loan agreements with companies owned by Timothy R. Fussell, our then President, Chairman of the Board and a director of the Company.  The first agreement, with Partners South Holdings LLC (“PSHL”), provides for a revolving line of credit in the maximum principal sum of $3,600,000 for the purpose of financing real property construction costs and working capital needs.  The line of credit is secured by a pledge of all the limited liability company membership interests of PSHL.  The maturity date of the line of credit is August 31, 2022 at which time the entire then outstanding principal balance plus accrued interest thereon is due and payable.  The fixed interest rate on the loan is 3.5% to be paid quarterly on the first day of each calendar. As of September 30, 2019, no amounts had been advanced under this line of credit. Origination fees of $180,000 due to the Company have been added to the outstanding balance due on the line of credit.  As of September 30, 2020, the loan receivable balance was $657,500.

The second agreement, with Partners South Properties Corporation (“PSPC”), provides for a revolving line of credit in the maximum principal sum of $5,000,000 for the purpose of financing real property construction costs and working capital needs.  The line of credit is secured by a pledge of all the capital stock of PSPC. The maturity date of the line of credit is August 31, 2022 at which time the entire then outstanding principal balance plus accrued interest thereon is due and payable.  The fixed interest rate on the line of credit is 3.5% to be paid quarterly on the first day of each calendar quarter.  As of September 30, 2020, the loan receivable balance was $250,000.

The lines of credit were subsequently amended to provide that no additional advances would be made under the credit facilities beyond the outstanding loan receivable balances as of September 30, 2020.

The Company believes that the terms of the lines of credit with PSHL and PSPC are comparable to the terms of lines of credit which ALPC would offer to non-affiliated third-party borrowers.

Review, Approval and Ratification of Related Party Transactions

The Company does not have a policy that expressly prohibits its directors, officers, independent directors, principal stockholders or their respective affiliates from engaging for their own account in business activities of the types conducted by the Company. The Company’s code of business conduct and ethics contains a conflict of interest policy that prohibits our directors and executive officers, or whoever provides services to the Company, from engaging in any transaction that involves an actual conflict of interest with the

Company, provided, however, that when the Company adds independent directors to its board upon completion of this offering, any such conflict may be waived by a majority vote of independent directors. In the event the Company’s common stock is listed on the Nasdaq Stock Market, it will be required to comply with any additional Nasdaq rules and policies regarding affiliate transactions.

DESCRIPTION OF CAPITAL STOCK

Capital Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 and 20,000,000 shares of preferred stock, par value $0.0001.

Common Stock

As of the date of this prospectus, 7,759,401 shares of common stock are issued and outstanding (giving pro forma effect to implementation of the capital restructuring) .  The shares of common stock presently outstanding are, and the Shares being offered and sold in the Offering, when issued and paid for as contemplated herein, will be, fully paid and non-assessable.  Each holder of common stock is entitled to one vote for each share owned on all matters voted upon by shareholders, and a majority vote is required for all actions to be taken by shareholders.  In the event we liquidate, dissolve or wind-up our operations, the holders of the common stock are entitled to share equally and ratably in our assets, if any, remaining after the payment of all our debts and liabilities and the liquidation preference of any shares of preferred stock that may then be outstanding.  The common stock has no preemptive rights, no cumulative voting rights, and no redemption, sinking fund, or conversion provisions.

Holders of common stock are entitled to receive dividends, if and when declared by the board of directors, out of funds legally available for such purpose, subject to the dividend and liquidation rights of any preferred stock that may then be outstanding.

Preferred Stock

General

Our board of directors has the authority, without further action by the stockholders, to issue shares of preferred stock in one or more series and to fix the rights, preferences and the number of shares constituting any series or the designation of such series.  While our Certificate of Incorporation and bylaws do not contain any provisions that may delay, defer or prevent a change in control, the issuance of preferred stock may have the effect of delaying or preventing a change in control or make removal of our management more difficult. As of the date of this prospectus, the Company has outstanding, 36,667 shares of Series 2018 Preferred Stock. 1,167 shares of Series A Convertible Preferred Stock, 3,382 shares of Series 2020 Preferred Stock and 100,000 shares of Series AA Preferred Stock.

Series 2018 Preferred Stock

The Series 2018 Preferred Stock was sold, together with warrants to purchase 520,000 Shares, in November 2017, to a single accredited investor in a private transaction for $360,000. The Series 2018 Preferred Stock does not have dividend or voting rights but is mandatorily redeemable at the option of the Company (unless converted as set forth below), on the tenth anniversary of issuance at a redemption price equal to stated value of $15.00 per share. Each share of Series 2018 Preferred Stock may, at the option of the holder, be converted at any time prior to redemption into two shares of the Company’s common stock (subject to adjustment for stock splits, stock dividends and similar recapitalization transactions). In the event of liquidation, the Series 2018 Preferred Stock shares ratably in the assets of the Company available for distribution to stockholders.

Series A Convertible Preferred Stock

The Series A Preferred Convertible Stock, which was sold in January 2018 to a single investor in a private transaction for $15.00 per share does not have dividend or voting rights but is mandatorily redeemable by the Company (unless converted as set forth below) on the fifth anniversary of issuance at a redemption price equal to stated value of $15.00 per share. Each share of Series A Convertible Preferred Stock may, at the option of the holder, be converted at any time prior to redemption into two shares of the Company’s common stock (subject to adjustment for stock splits, stock dividends and similar recapitalization transactions). In the event of liquidation, the Series A Convertible Preferred Stock shares ratably in the assets of the Company available for distribution to stockholders.

Series 2020 Preferred Stock

The Series 2020 Preferred Stock was issued as consideration for the Company’s June 2020 acquisition of its 19% interest in Legacy Sand. The Series 2020 Preferred Stock has a stated value of $10,000 per share and each share is convertible at the option of the holder into 1,125 shares of the Company’s common stock for an aggregate of 3,804,750 shares of common stock, subject to adjustment for stock splits, stock dividends and similar transactions. Holders of our Series 2020 Preferred Stock have no voting rights, except as required by Delaware law. In connection with the closing of this Offering, an amendment to the Certificate of Designation for the Series 2020 Preferred Stock will be filed to reduce the conversion rate of each share of the Series 2020 Preferred Stock issued in connection with the Legacy Sand joint venture from 1,125 shares to 100 shares or an aggregate of 338,200 shares of common stock.

Series AA Preferred Stock

Each share of Series AA Preferred Stock is convertible at the option of the holder into ten (10) shares of the Company’s common stock for an aggregate of 1,000,000 shares of common stock, subject to adjustment for stock splits, stock dividends and similar transactions. The Series AA Preferred Stock has a liquidation preference of $1.00 per share and is entitled to share ratably in dividends declared on the Company’s common stock on an “as converted” basis.

Each share of Series AA Preferred Stock is entitled to 450 votes on each matter presented to stockholders (subject to adjustment for stock splits, stock dividends and similar transactions). Shares of Series AA Preferred Stock vote together shares of our common stock as a single class, except as required by Delaware law. Accordingly, Omega, as the holder of the Series AA Preferred Stock will effectively maintain control over the Company’s affairs following implementation of the capital restructuring and the consummation of this Offering.

Warrants

In November 2018, the Company issued warrants to purchase 520,000 Shares in connection with the sale of the Series 2018 Preferred Stock. The Warrants are exercisable for a period of five years from issuance at an exercise price of $15.00 per Share but may also be exercised on a “cashless” basis. The exercise price of the warrants is subject to adjustment for stock splits, stock dividends and similar recapitalization transactions.

SHARES ELIGIBLE FOR FUTURE SALE

Currently all 7,759,701 shares of our common stock outstanding as of the date of this prospectus (after giving pro forma effect to implementation of the capital restructuring) and not covered by this Registration Statement, are eligible for sale in the public market from time to time thereafter pursuant to Rule 144 under the Securities Act, and in some cases, subject to the volume and other restrictions of Rule 144. The sale of a significant number of shares of our common stock in the public market or the perception that such sales may occur could significantly reduce the market price of our common stock.

Rule 144

In general, under Rule 144 under the Securities Act, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six (6) months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

A person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six (6) months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding shares of our common stock or the average weekly trading volume of our common stock reported through Nasdaq or such other market on which our shares of common stock are listed for trading during the four calendar weeks preceding such sale. Such sales are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us.

UNDERWRITING

In connection with this offering, we will enter into an underwriting agreement with Boustead Securities, LLC (who we refer to as the Representative), as representative of the underwriters named in this prospectus, with respect to the Shares in this offering. Under the terms and subject to the conditions contained in the underwriting agreement, each of the underwriters has severally agreed to purchase, and we have agreed to sell to the underwriters, the number of Shares listed next to its name in the following table.

Underwriters	Number of Shares
Boustead Securities, LLC

Total

The Shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover page of this prospectus. Any Shares sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $ per share. If all of the shares are not sold at the initial offering price, the Representative may change the offering price and the other selling terms. The Representative has advised us that the underwriters do not intend to make sales to discretionary accounts. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Shares are subject to the passing upon certain legal matters by counsel and certain conditions such as confirmation of the accuracy of representations and warranties by us about our financial condition and operations and other matters. The obligation of the underwriters to purchase the Shares is conditioned upon our receiving approval to list the shares of common stock on Nasdaq.

If the underwriters sell more Shares than the total number set forth in the table above, we have granted to the Representative an option, exercisable for 45 days from the date of this prospectus, to purchase up to 150,000  additional Shares at the public offering price less the underwriting discount. The Representative may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. Any Shares issued or sold under the option will be issued and sold on the same terms and conditions as the other Shares that are the subject of this offering.

In connection with the offering, the underwriters may purchase and sell shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option, and stabilizing purchases.

●	Short sales involve secondary market sales by an underwriter of a greater number of shares than they are required to purchase in the offering.

●	“Covered” short sales are sales of shares in an amount up to the number of shares represented by the over-allotment option.

●	“Naked” short sales are sales of shares in an amount in excess of the number of shares represented by the over-allotment option.

●	Covering transactions involve purchases of shares either pursuant to the over-allotment option or in the open market after the distribution has been completed in order to cover short positions.

●	To close a naked short position, an underwriter must purchase shares in the open market after the distribution has been completed. A naked short position is more likely to be created if an underwriter is concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

●	To close a covered short position, an underwriter must purchase shares in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.

●	Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for its own account, may have the effect of preventing or retarding a decline in the market price of the Shares. They may also cause the price of the Shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Discounts and Expenses

The following table shows the underwriting discounts payable to the underwriters by us in connection with this offering (assuming both the exercise and non-exercise of the over-allotment option that we have granted to the Representative):

	Per Share	Total Without Exercise of Over-Allotment Option	Total With Exercise of Over-Allotment Option
Public offering price	$	$	$
Underwriting discounts (1)	$	$	$
Non-accountable expense allowance (2)
Net proceeds to us (3)

(1)	Does not include (i) the warrant to purchase Shares equal to 7% of the number of Shares sold in the offering, (ii) a 1% non-accountable expense allowance or (iii) amounts representing reimbursement of certain out-of-pocket expenses, each as described below.

(2)	Represents a non-accountable expense allowance equal to the sum of 1.0% of the public offering price (excluding amounts received from the exercise of the over-allotment option). In addition, we have agreed to reimburse the underwriters for certain other accountable expenses not to exceed in the aggregate $133,000 as describe in further detail below.

(3)	We estimate that the total expenses of this offering excluding the underwriter discount and commissions and non-accountable expense allowance, will be approximately $200,000.00.

We have agreed to issue a warrant to the Representative to purchase a number of Shares equal to 7% of the total number of Shares sold in this Offering at an exercise price equal to 100% of the public offering price of the shares sold in this offering. This warrant will be exercisable upon issuance, will have a cashless exercise provision and will terminate on the fifth anniversary of the effective date of the registration statement of which this prospectus is a part. The warrant also provides for customary anti-dilution provisions and “piggyback” registration rights with respect to the registration of the Shares underlying the warrants for a period of seven years from the effective date of the registration statement of which this prospectus forms a part.

The Representative’s warrant and the underlying shares may be deemed to be compensation by FINRA, and therefore will be subject to FINRA Rule 5110(g)(1). In accordance with FINRA Rule 5110(g)(1), neither the Representative’s warrant nor any of our Shares issued upon exercise of the Representative’s warrant may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities by any person, for a period of 180 days immediately following the effective date of the registration statement pursuant to which the Representative’s warrant is being issued, subject to certain exceptions. The warrant to be received by the Representative and related persons in connection with this offering: (a) fully comply with lock-up restrictions pursuant to FINRA Rule 5110(g)(1); and (b) fully comply with transfer restrictions pursuant to FINRA Rule 5110(g)(2).

We have agreed to pay the Representative reasonable out-of-pocket expenses incurred by the Representative in connection with this offering up to $133,000. The Representative out-of-pocket expenses include but are not limited to: (a) road show and travel expenses; (b) reasonable fees of Representative’s legal counsel; and (c) the cost of background check on our officers, directors and principal stockholders and due diligence expenses. As of the date of this prospectus, we have paid the Representative advances of $55,000 for its anticipated out-of-pocket costs. Such advance payments will be returned to us to the extent such out-of-pocket expenses are not actually incurred in accordance with FINRA Rule 5110(f)(2)(C).

In addition, pursuant to the underwriting agreement, we have provided the Representative the right of first refusal for two years from the date of commencement of sales of this public offering to act as financial advisor or to act as joint financial advisor on at least equal economic terms on any public or private financing (debt or equity), merger, business combination, recapitalization or sale of some or all of the equity or assets of our company. We may also engage the Representative to provide additional investment banking services to us from time to time.

We have agreed to indemnify the Representative and the other underwriters against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments that the Representative and the other underwriters may be required to make for these liabilities.

Determination of Offering Price

Prior to this offering, there has been no public market for the Shares. In determining the initial public offering price, we and the Representative have considered a number of factors, including:

●	the information set forth in this prospectus and otherwise available to the Representative;

●	our prospects and the history and prospects for the industry in which we compete;

●	an assessment of our management;

●	our prospects for future revenue and earnings;

●	the general condition of the securities markets at the time of this offering;

●	the recent market prices of, and demand for, publicly traded securities of generally comparable companies; and

●	other factors deemed relevant by the Representative and us.

40

The estimated initial public offering price set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors. Neither we nor the Representative can assure investors that an active trading market will develop for our Shares, or that the shares will trade in the public market at or above the initial public offering price.

Lock-Up Agreements

We and certain existing stockholders agree not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our Shares or other securities convertible into or exercisable or exchangeable for Shares for a period of up to 12 months after the effective date of the registration statement of which this prospectus is a part without the prior written consent of the Representative.

The Representative may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the Representative will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on the websites maintained by the Representative. In addition, Shares may be sold by the Representative to securities dealers who resell Shares to online brokerage account holders. Other than the prospectus in electronic format, the information on the Representative’s website and any information contained in any other website maintained by the Representative is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Representative in its capacity as Representative and should not be relied upon by investors.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the Shares, where action for that purpose is required. Accordingly, the Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

LEGAL MATTERS

The validity of the common stock being offered hereby has been passed upon by Gutiérrez Bergman Boulris, PLLC, Coral Gables, Florida. The NBD Group, Inc., Los Angeles, California, has acted as counsel for the Underwriter in connection with the Offering.

EXPERTS

The audited financial statements for the year ended December 31, 2019, included in this prospectus and elsewhere in the registration have so been included in reliance upon the report of Assurance Dimensions, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.

The audited financial statements for the year ended December 31, 2018, included in this prospectus and elsewhere in the registration have so been included in reliance upon the report of Soles, Heyn & Company, LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company.  You may inspect our registration statement and exhibits, as well as periodic reports, proxy statements and other documents that we file electronically with the SEC, on the SEC’s web site at http://www.sec.gov.

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

In accordance with the provisions in our Certificate of Incorporation, we indemnify officers, directors, or former officers or directors, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

42

ALPHA INVESTMENT INC.

Unaudited Financial Statements:

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Alpha Investment Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Alpha Investment Inc. (the Company) as of December 31, 2019, and the related consolidated statements of operations, stockholders’ deficit and cash flows for the year ended December 31, 2019, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and the results of its operations and its cash flows for the year ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph- Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has suffered recurring losses. As of and for the year ended December 31, 2019, the Company had a net loss of $1,697,245, had net cash used provided by operating activities of negative $2,041,111, accumulated deficit of $4,019,729 and working capital of $2,463,559. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Assurance Dimensions
We have served as the Company’s auditor since 2019.
Margate, Florida
March 18, 2020

ASSURANCE DIMENSIONS CERTIFIED PUBLIC ACCOUNTANTS & ASSOCIATES

TAMPA BAY: 4920 W Cypress Street, Suite 102 | Tampa, FL 33607 | Office: 813.443.5048 | Fax: 813.443.5053

JACKSONVILLE: 4720 Salisbury Road, Suite 223 | Jacksonville, FL 32256 | Office: 888.410.2323 | Fax: 813.443.5053

ORLANDO:  1800 Pembroke Drive, Suite 300 | Orlando, FL 32810 | Office: 888.410.2323 | Fax: 813.443.5053

SOUTH FLORIDA:  2000 Banks Road, Suite 218 | Margate, FL 33063 | Office: 754.800.3400 | Fax: 813.443.5053

www.assurancedimensions.com

F-1

SOLES, HEYN & COMPANY
Accountants and Consultants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Opinion on the Financial Statements

Going Concern

The accompanying financials have been prepared assuming the Company will continue as a going concern. As of December 31, 2018, the Company had accumulated losses of approximately $2 million, has generated limited revenue, and may experience continued losses in the near term. These factors and the need for additional financing in order for the Company to meet its business plan, raise substantial doubt about its ability to continue as a going concern. Management's plan to continue as a going concern is also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

/s/ Soles, Heyn, & Company, LLP

We have served as the Company's auditors since 2018.

Soles, Heyn & Company, LLP
West Palm Beach, Florida
April 12, 2019

400 EXECUTIVE CENTER DRIVE, SUITE 203
WEST PALM BEACH, FL 33401
561-429-6625

F-2

Alpha Investment Inc.

Consolidated Balance Sheets

	As of	As of
	December 31,	December 31,
	2019	2018
ASSETS
Current Assets:
Cash	$91,693	$11,286
Restricted cash held in escrow	2,509,186	2,500,099
Total Current Assets	2,600,879	2,511,385

Other Assets:
Loans receivable - related party, net of discounts	883,554	925,178
Loans receivable, net of discounts	480,809	173,449
Interest receivable	64,208	19,167
Total Other Assets	1,428,571	1,117,794

Property and Equipment, net:
Furniture and Equipment, net	1,005	1,501
Total Property and Equipment, net	1,005	1,501
TOTAL ASSETS	$4,030,455	$3,630,680

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$37,320	$70,904
Distributions payable	100,000	—
Total Current Liabilities	137,320	70,904
Total Liabilities	137,320	70,904

Redeemable Common Stock, net of discount; ($0.0001 par value), 100,000,000 shares authorized, 166,667 shares issued and outstanding as of December 31, 2019 and 2018	2,500,000	2,500,000
Series 2018 Convertible Preferred Stock, net of discount ($0.0001 par value), 100,000 shares authorized; 36,667 shares issued and outstanding as of December 31, 2019 and 2018 (Liquidation Value: $550,000)	363,034	339,346
	2,863,034	2,839,346

Stockholders' Equity:
Preferred stock ($0.0001 par value), 20,000,000 shares
Series A Convertible Preferred stock ($15.00 par value), 100,000 shares authorized; 1,167 shares issued and outstanding as of December 31, 2019 and 2018, respectively	17,505	17,505
Common stock, ($0.0001 par value), 100,000,000 shares authorized; 40,290,400 and 40,239,333 shares issued and outstanding as of December 31, 2019 and 2018, respectively	4,030	4,024
Additional paid-in capital	5,110,717	2,980,118
Accumulated deficit	(4,019,729)	(2,281,217)
Total Equity	1,112,523	720,430
Non-controlling interest in variable interest entities	(82,422)	—
Total Stockholders’ Equity	1,030,101	720,430
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,030,455	$3,630,680

The accompanying notes are an integral part of these consolidated financial statements.

F-3

Alpha Investment Inc.

Consolidated Statements of Operations

	Year	Year
	Ended	Ended
	December 31,	December 31,
	2019	2018
Income:
Net investment income - related parties	$90,115	$46,799
Total Income	90,115	46,799

General and Administrative Expenses:
Management fee - related party	369,680	—
Administrative expenses	625,551	440,093
Professional fees	485,690	110,130
Total General and Administrative Expenses	1,480,921	550,223
Loss from Operations	(1,390,806)	(503,424)

Other Expense:
Gain on deconsolidation	316,774	—
Interest expense, net	(623,213)	(1,104,724)
Total Other Expense	(306,439)	(1,104,724)

Net Loss	$(1,697,245)	$(1,608,148)

Amortization of discounts on Series 2019 preferred stock and redeemable common stock	(23,689)	(23,689)

Net Income Attributable to Non-controlling Interests	(17,578)	—

Net Loss Attributable to Common Stockholders	$(1,738,512)	$(1,631,837)

Basic and Diluted Loss Per Share	$(0.04)	$(0.04)

Basic and Diluted Weighted Average Number of Common Shares Outstanding	40,442,441	40,402,667

The accompanying notes are an integral part of these consolidated financial statements.

F-4

Alpha Investment Inc.

Consolidated Statement of Changes in Shareholders' Equity (Deficit)

For the Years Ended December 31, 2019 and 2018

			Series A Convertible		Additional		Non-
	Common Stock		Preferred Stock		Paid-in	Accumulated	controlling
	Shares	Amount	Shares	Amount	Capital	Deficit	Interests	Total
Balance, December 31, 2017	40,239,333	$4,024	167	$2,505	$2,474,734	$(649,380)	$—	$1,831,883
Stockholder contribution	—	—	—	—	320,990	—	—	320,990
Sale of preferred stock	—	—	1,000	15,000	—	—	—	15,000
Issuance of Parent Company Stock for extension of common stock repurchase obligation	—	—	—	—	184,394	—	—	184,394
Amortization of discount on redeemable preferred stock	—	—	—	—	—	(23,689)	—	(23,689)
Net loss	—	—	—	—	—	(1,608,148)	—	(1,608,148)
Balance, December 31, 2018	40,239,333	4,024	1,167	17,505	2,980,118	(2,281,217)	—	720,430
Stockholder contribution	—	—	—	—	274,600	—	—	274,600
Sale of common stock	51,067	6	—	—	855,999	—	—	856,005
Sale of minority interest in subsidiary	—	—	—	—	1,000,000	—	—	1,000,000
Distributions due to non-controlling interest	—	—	—	—	—	—	(100,000)	(100,000)
Amortization of discount on redeemable preferred stock	—	—	—	—	—	(23,689)	—	(23,689)
Net loss	—	—	—	—	—	(1,714,823)	17,578	(1,697,245)
Balance, December 31, 2019	40,290,400	$4,030	1,167	$17,505	$5,110,717	$(4,019,729)	$(82,422)	$1,030,101

The accompanying notes are an integral part of these consolidated financial statements.

F-5

Alpha Investment Inc.

Consolidated Statements of Cash Flows

	Year	Year
	Ended	Ended
	December 31,	December 31,
	2019	2018
Cash Flows from Operating Activities:
Net loss	$(1,697,245)	$(1,608,148)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation Expense	496	375
Accretion of origination fee income	(86,517)	(91,860)
Amortization of deferred loan costs	143,981	88,475
Amortization of discount on redeemable common stock	—	1,109,113
Gain on deconsolidation	(316,774)	—
Bad debt expense	25,000	—
Issuance of Series 2019 convertible preferred stock for officer compensation	—	300,000
Changes in operating assets and liabilities:
Increase in interest receivable	(45,041)	(18,834)
Increase in accounts payable	(65,011)	19,270
Increase in loans receivable, net of accretion and amortization	—	(868,000)
Increase in deferred origination fees, net of accretion	—	700,600
Net cash used in operating activities	(2,041,111)	(369,008)

Cash Flows from Investing Activities:
Net cash from investing activities	—	—

Cash Flows from Financing Activities:
Proceeds from stockholder contribution	274,600	320,990
Proceeds from the sale of common stock	856,005	—
Proceeds from the sale of interest in subsidiary	1,000,000	—
Cancellation of the sale of common stock	(90,000)	—
Proceeds from the sale of preferred stock	—	15,000
Net cash provided by financing activities	2,040,605	335,990

Net increase (decrease) in cash	(506)	(33,018)
Cash at beginning of year	2,511,385	2,544,404
Cash and restricted cash at end of year	$2,510,879	$2,511,386

Supplemental Disclosure of Cash Flow Information:
Cash paid during year for:
Interest	$—	$—
Income Taxes	$—	$—

Schedule of Non-Cash Investing and Financing Activities:
Distributions due to non-controlling interest	$100,000	$—

The accompanying notes are an integral part of these consolidated financial statements.

F-6

Alpha Investment Inc.

Notes to the Consolidated Financial Statements

Years Ended December 31, 2019 and 2018

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Corporate History

Alpha Investment Inc, formerly GoGo Baby, Inc. (the “Company”) was incorporated on February 22, 2013 under the laws of the State of Delaware to develop, create, manufacture and market, toys for small children which would be designed to attach to car seats and amuse and entertain children during a drive, without distracting the attention of the driver. The Company, however, encountered significant constraints in raising sufficient capital to fully implement its business plan.

To better reflect management’s shifted focus of the Company’s business to real estate and other commercial lending, on March 30, 2017, the Company filed a Certificate of Amendment to its Certificate of Incorporation with the Delaware Secretary of State changing its name from “Gogo Baby, Inc.” to “Alpha Investment Inc.”. The name change and a corresponding change in the Company’s OTC markets trading symbol from GGBY to ALPC received approval from FINRA and became effective as of April 19, 2017.

On January 31, 2019, the Company, through Jersey Walk Phase I, LLC, entered into a Sale of Membership Interest Agreement (the “Purchase Agreement”) with CMT Developers LLC (“CMT”).  Pursuant to the Purchase Agreement, the Company acquired 100% of CMT’s membership interests, in exchange for the issuance to CMT of 3,000,000 shares of common stock.  During the due diligence on the refinancing of the property, the Company learned that certain of the representations and warranties of CMT in the Purchase Agreement with respect to the property were incorrect in various material respects. Based on the foregoing, effective June 7, 2019, the Company rescinded the Purchase Agreement in accordance with its terms and the 3,000,000 shares of common stock were returned to the Company. As of June 7, 2019, the Company deconsolidated CMT, recognizing a gain on deconsolidation of $316,774. The assets, liabilities and equity related to CMT, resulting in the gain on deconsolidation are summarized as follows:

Note Payable	$15,500,000
Accrued Interest	232,500
Deferred Income	576,774
Common Stock Returned	29,222,500
Real Estate	(44,800,000)
Prepaid Expenses	(105,000)
Construction Loan Advances	(310,000)
Gain on Deconsolidation	$316,774

On March 11, 2019, the Company, through a newly formed LLC or Special Purpose Vehicle “SPV” called Alpha Mortgage Notes I, LLC executed an operating agreement with Alameda Partners LLC. Alameda Partners is a Utah Limited Liability Company which made a capital contribution of $1,000,000, which was paid to the Company, for 10% ownership of the SPV, and will be the managing member.  The capital shall be used to implement the strategy of acquiring commercial real estate performing notes and support other related growth initiatives and assets acquisitions for the Company of which is positioning for its up-listing to the NYSE. The Members of Alameda Partners LLC have decades of experiences in the commercial real estate industry as property developers, owners, and managers  and currently holds over $50-million in commercial real estate assets. They have been appointed as the Managing Members of the SPV, while ALPC controls and holds 90% ownership.  In exchange for its 90% interest in the SPV, the Company is required to contribute 4,015,667 shares of common stock for the purchase of performing notes for the SPV. The special purpose vehicle was organized to acquire the membership interests, develop, own, hold, sell, lease, transfer, exchange, re-lend, manage and operate the underlying assets and conduct activities related thereto the ownership of commercial real estate mortgage notes and REO’s. The initial $1,000,000 was recorded as additional paid in capital on the accompanying consolidated balance sheet. Alameda Partners is entitled to monthly distributions in cash and stock equal to $10,000. For the years ended December 31, 2019, the Company has recorded $100,000 of distributions as reductions to non-controlling interest, which has been accrued and included in Distributions Payable on the accompanying consolidated balance sheet as of December 31, 2019. As of December 31, 2019, Alpha Mortgage Notes I, LLC has not completed any transactions. During the year ended December 31, 2019, the Company paid Alameda Partners consulting fee totaling $225,000 related to the exploration of possible investments.

F-7

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, Alpha Mortgage Notes I, LLC, which is controlled by the Company through its 90% ownership interest, and Paris Med CP-LLC (“Paris Med”), variable interest entity for which the Company is deemed to be the primary beneficiary, (collectively, the “Company”). All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods presented. The Company is required to make judgments and estimates about the effect of matters that are inherently uncertain. The Company regularly evaluates estimates and assumptions related to the useful life and recoverability of long-lived assets, deferred income tax asset valuations and loss contingences. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. Although, we believe our judgments and estimates are appropriate, actual future results may be different; if different assumptions or conditions were to prevail, the results could be materially different from our reported results.

Cash and Cash Equivalents

Cash equivalents include short-term, highly liquid investments with maturities of three months or less at the time of acquisition.

Restricted Cash Held in Escrow

The Company has approximately $2,509,000 of restricted cash held in escrow from the sale of commons stock to an investor that has the right to require the Company to repurchase common stock for $2,500,000 through September 2020. In February 2020, the holder exercised its option. See Note 9.

Loans Receivable, net and Allowance for Losses

The Company records its investments in loans receivable at the lower of cost or fair value. Costs are the gross loan receivables less unamortized costs of issuance and deferred origination fees. Origination fees collected at the time of investment are recorded against the loans receivable and amortized into net interest income over the lives of the related loans. Issuance costs incurred are capitalized along with the initial investment and amortized against net interest income over the lives of the related loans.

When a loan receivable is placed on non-accrual status, the related interest receivable is charged to bad debt of the current period. If a non-accrual loan is returned to accrual status, the accrued interest existing at the date the residential loan is placed on non-accrual status and interest during the non-accrual period are recorded as interest income as of the date the loan no longer meets the non-accrual criteria. As of December 31, 2019, and 2018, since all loans receivable are considered performing according to their payment terms, no loans are on non-accrual status.

The Company maintains an allowance for loan losses on its investments in real estate loans receivable for estimated credit impairment.  Management’s estimate of losses is based on a number of factors including the types and dollar amounts of loans in the portfolio, adverse situations that may affect the borrower’s ability to repay, prevailing economic conditions and the underlying collateral securing the loan.  Additions to the allowance are provided through a charge to earnings and are based on an assessment of certain factors, which may indicate estimated losses on the loans.  Actual losses on loans are recorded first as a reduction to the allowance for loan losses.  Generally, subsequent recoveries of amounts previously charged off are recognized as income.

Estimating allowances for loan losses requires significant judgment about the underlying collateral, including liquidation value, condition of the collateral, competency and cooperation of the related borrower and specific legal issues that affect loan collections or taking possession of the property on an individual loan receivable basis.  Management determined that no allowance for loan losses was necessary as of December 31, 2019 and 2018.

Property and Equipment

Property and equipment are stated at cost. Equipment and fixtures are depreciated using the straight-line method over the estimated asset lives, 5 years.

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Income Taxes

The Company accounts for its income taxes in accordance with FASB Accounting Standards Codification (“ASC”) No. 740, "Income Taxes". Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Accounting for Uncertainty in Income Taxes

The Company applies the provisions of ASC Topic 740-10-25, Income Taxes – Overall – Recognition (“ASC Topic 740-10-25”) with respect to the accounting for uncertainty of income tax positions. ASC Topic 740-10-25 clarifies the accounting for uncertainty in income taxes recognized in a company’s consolidated financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740-10-25 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. As December 31, 2019, tax years since 2013 remain open for IRS audit. The Company has received no notice of audit from the Internal Revenue Service for any of the open tax years.

Revenue Recognition and Investment Income

Origination fees collected at the time of investment are recorded against the loans receivable and amortized into net interest income over the lives of the related loans. Issuance costs incurred are capitalized along with the initial investment and amortized against net interest income over the lives of the related loans. The Company records interest income in accordance with ASC subtopic 835-30 "Imputation of Interest", using the effective interest method. The following is a summary of the components of the Company’s net investment income for the years ended December 31, 2019 and 2018:

	2019	2018
Interest Income	$32,651	$27,252
Accretion of Loan Origination Fees	143,981	108,021
Amortization of Loan Issuance Costs	(86,517)	(88,474)
Net Investment Income	$90,115	$46,799

When a loan is placed on non-accrual status, the related interest receivable is charged to bad debt of the current period. If a non-accrual loan is returned to accrual status, the accrued interest existing at the date the residential loan is placed on non-accrual status and interest during the non-accrual period are recorded as interest income as of the date the loan no longer meets the non-accrual criteria.

The Company suspends recognizing interest income when it is probable that the Company will be unable to collect all payments according to the contractual terms of the underlying agreements. Management considers all information available in assessing collectability. Collectability is measured on a receivable-by-receivable basis by either the present value of estimated future cash flows discounted at the effective rate, the observable market price for the receivable or the fair value of the collateral if the receivable is collateral dependent. Large groups of smaller balance homogeneous receivables, such as pre-settlement funding transactions, are collectively assessed for collectability. Receivables, including those arising from the sale of loan origination services, is charged off when in the Company's judgment, the receivable or portion of the receivable is considered uncollectible.

Payments received on past due receivables and finance receivables the Company has suspended recognizing interest income on are applied first to principal and then to accrued interest. Interest income on past due receivables and finance receivables, if received, is recorded using the cash basis method of accounting. Additionally, the Company generally does not resume recognition of interest income once it has been suspended.

F-9

Variable Interest Entity

The Company holds a 10% interest in Paris Med, of which the remaining 90% interest is held by the Company’s parent company.  Through December 31, 2019, the Company has provided 100% of the funding to Paris Med, which has provided a construction loan to a third party.  This loan receivable is the sole asset of Paris Med.  The Company determined that Paris Med was a variable interest entity based on various qualitative and quantitative factors including but not limited to: 1) financing of Paris Med’s sole asset was received by the Company, which is disproportionate to the Company’s ownership interest and 2) the Company and Omega, a related party, organized the entity for the purpose of facilitating the Company’s activities.  As of December 31, 2019 and 2018, the Company is considered the primary beneficiary because it has provided substantially all of its financial support and is the only party at risk.  As of December 31, 2019, Paris Med has total assets of $558,000, consisting solely of advances made pursuant to its third-party construction loan agreement, and had no liabilities. 100% of the funding for the sole asset was provided by the Company and such amounts are eliminated in consolidation.  See Note 3.  For the years ended December 31, 2019 and 2018, Paris Med had no activity other than accruing interest on outstanding principal.  The Company will evaluate its investments in Paris Med each reporting period to determine if it is still the primary beneficiary, and if no longer considered the primary beneficiary, deconsolidate Paris Med in the period in which circumstances change or events occur causing a change in its assessment.  The Company has not attributed any of its net loss or equity to non-controlling interest because Paris Med’s sole asset is amounts owed to the Company, which is eliminated in consolidation, and there was no material income earned or losses incurred to date by Paris Med.

Fair Value

The carrying amounts reported in the balance sheet for cash, accounts payable and notes payable approximate their estimated fair market value based on the short-term maturity of this instrument. The carrying value of the Company’s loans receivable approximate fair value because their terms approximate market rates.

Net Loss Per Share

Basic loss per share is computed by dividing the net loss available to common stockholders by the weighted average number of common shares outstanding for the year. Included in the basic weighted average number of common shares outstanding for the years ended December 31, 2019 and 2018 was 166,667 shares for redeemable common stock. Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company. 520,000 shares of common stock underlying common stock warrants were excluded from the computation of diluted loss per share for year ended December 31, 2019 and 2018, because their impact was anti-dilutive.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents and loans receivable. The Company maintains its cash in bank and financial institution deposits that at times may exceed federally insured limits. The Company has not experienced any losses in such accounts through December 31, 2019.

Recently Issued Accounting Pronouncements

Recent accounting pronouncements that the Company has adopted or that will be required to adopt in the future are summarized below.

In January 2016, the FASB issued ASU No. 2016-01, Financial Instruments - Overall (Subtopic 825- 10), Recognition and Measurement of Financial Assets and Financial Liabilities. The provisions of the update require equity investments to be measured at fair value with changes in fair value recognized in net income. However, an entity may choose to measure equity investments that do not have readily determinable fair values at cost minus impairment. The update also simplifies the impairment assessment of equity investments without readily determinable fair values by requiring a qualitative assessment to identify impairment. It also eliminates the requirement to disclose the fair value of financial instruments measured at amortized cost for entities that are not public business entities and eliminates the requirement for public business entities to disclose the methods and significant assumptions used to estimate the fair value for financial instruments measured at amortized cost on the balance sheet. ASU No. 2016-01 requires public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes. It also requires an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments. The update requires separate presentation of financial assets and financial liabilities by category and form on the balance sheet or the accompanying notes to the financial statements. In addition, the update clarifies that an entity should evaluate the need for a valuation allowance on a deferred tax asset related to available-for-sale securities in combination with the entity’s other deferred tax assets. For an emerging growth company, the amendments in the update are effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. The adoption of this ASU did not have a material impact on the Company’s financial statements.

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In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), Conforming Amendments Related to Leases. This ASU amends the codification regarding leases in order to increase transparency and comparability. The ASU requires companies to recognize lease assets and liabilities on the statement of condition and disclose key information about leasing arrangements. A lessee would recognize a liability to make lease payments and a right-of-use asset representing its right to use the leased asset for the lease term. The new lease guidance was effective for fiscal years beginning after December 15, 2018 and did not have a material effect on the Company’s financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. The amendments introduce an impairment model that is based on expected credit losses (“ECL”), rather than incurred losses, to estimate credit losses on certain types of financial instruments (ex. loans and held to maturity securities), including certain off-balance sheet financial instruments (ex. commitments to extend credit and standby letters of credit that are not unconditionally cancelable). The ECL should consider historical information, current information, and reasonable and supportable forecasts, including estimates of prepayments, over the contractual term. An entity must use judgment in determining the relevant information and estimation methods that are appropriate in its circumstances. Financial instruments with similar risk characteristics may be grouped together when estimating the ECL. The ASU also amends the current available for sale security impairment model for debt securities whereby credit losses relating to available for sale debt securities should be recorded through an allowance for credit losses. For an emerging growth company, the amendments in the update are effective for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. The amendments will be applied through a modified retrospective approach, resulting in a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective. The Company is currently planning for the implementation of this accounting standard. It is too early to assess the impact this guidance will have on the Company’s financial statements.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. The amendments in this ASU clarify the proper classification for certain cash receipts and cash payments, including clarification on debt prepayment or debt extinguishment costs, settlement of zero-coupon debt instruments, contingent consideration payments made after a business combination, proceeds from the settlement of insurance claims, and proceeds from the settlement of corporate-owned life insurance policies, including bank-owned life insurance policies, among others. For an emerging growth company, the amendments in the update are effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. The Company adoption of this amendment did not have a material impact on the Company’s Financial Statements.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – LOANS RECEIVABLE, NET

Related Parties

Loan Agreement with Partners South Holdings LLC (Revolving Line of Credit)

On August 28, 2017, the Company entered into a loan agreement with Partners South Holdings LLC (“Borrower”), which is owned by Timothy R. Fussell, President, Chairman of the Board and a director of the Company, for a revolving line of credit in the maximum principal sum of $3,600,000 for the purpose of financing real property construction costs and working capital needs. On January 28, 2020, this loan was amended to reduce the loan amount to $657,500. The loan is secured in full by a first position lien on any and all Real Property in which the Borrower has any interest in for such purposes. The maturity date of the loan is August 31, 2022 at which time the entire principal balance of the loan plus accrued interest thereon is due and payable. The annual fixed interest rate on the loan is 3.5% and all interest receivables are due at maturity. As of December 31, 2019, the amount of $477,500 had been advanced on the loan. The origination fees of $180,000 due to the Company have been added to the balance due on the loan and recorded as a discount against the loan to be amortized into income through the maturity date. During the years ended December 31, 2019 and 2018, the Company recognized $36,217 and $36,217, respectively of the origination fees, which are carried at $117,277 and $66,976 as of December 31, 2019 and 2018, respectively. The Company also incurred loan issuance costs of $420,000, which were recorded as deferred issuance costs to amortized as a reduction of interest income through the maturity date. During the years ended December 31, 2019 and 2018, the Company recognized $103,141 and $88,475, respectively of the deferred issuance costs, which are carried at $204,338 and $307,479 as of December 31, 2019 and 2018, respectively. As of December 31, 2019 and 2018, the gross loan receivable balance is $657,500.

F-11

Loan Agreement with Partners South Properties Corporation (Revolving Line of Credit)

On August 28, 2017, the Company entered into a loan agreement with Partners South Properties Corporation (“Borrower”), which is owned by Timothy R. Fussell, President, Chairman of the Board and a director of the Company, for a revolving line of credit in the maximum principal sum of $5,000,000 for the purpose of financing real property construction costs and working capital needs. On November 2, 2019, this loan was amended to reduce the loan amount to $250,000. The loan is secured in full by a first position lien on any and all Real Property in which the Borrower has any interest in for such purposes. The maturity date of the loan is August 31, 2022 at which time the entire principal balance of the loan plus accrued interest thereon is due and payable. The annual fixed interest rate on the loan is 3.5% and all interest receivables are due at maturity. As of December 31, 2019, and 2018, the gross loan receivable balance is $250,000.

Non-Binding Memorandum with Diamond Ventures Funds Management LLC

The Company and Diamond Ventures Funds Management LLC (“DVFM”) have executed a non-binding Memorandum of Understanding (“MOU”) in connection with ongoing discussions regarding a Share Exchange & Acquisition of Membership interest into DVFM that will facilitate up to a 40% acquisition of DVFM. The terms of the exchange are not public at this time. Upon the signing of the MOU $25,000 was advanced to the Borrower as part of the Business Line of Credit to be established as part of the MOU. In December 2019,the Company determined that the amount was not going be collected and recorded bad debt expense of $25,000 during the year ended December 31, 2019.

The following is a summary of mortgages receivable as of December 31, 2019 and 2018:

	2019	2018
Principal Amount Outstanding	$907,500	$932,500
Unamortized Issuance Costs	204,338	307,478
Unaccreted Discounts, net of unamortized issuance costs	(228,284)	(314,800)
Net Carrying Value	$883,554	$925,178

Third Parties

On May 2, 2018, the Company and Paris Med entered into agreements, pursuant to which Paris Med agreed to provide project financing in the amount of $158,216,541, to an unrelated third party consisting of three notes as follows:

1)	Construction financing in the amount of $90,204,328, maturing in 10 years on June 30, 2028, including the construction period, and accruing interest at an annual rate of 5.5% during the construction period, and 4.5% upon conversion to a permanent loan. All interest receivables are due at maturity. As of December 31, 2018, Paris Med has made $558,000 of advances pursuant to the construction loan. The Company received loan origination fees, in the amount of $92,400, which is presented net of the underlying loan advances on the accompanying consolidated balance sheets and amortized into income over the terms of the underlying loans. During the years ended December 31, 2019 and 2018, the Company amortized $9,160 and $6,049, respectively, of the discount. As of December 31, 2019 and 2018, respectively, the loan is carried at $480,809 and $173,449, net of unamortized discount of $77,191 and $694,551.

2)	Equipment financing note in the amount of $24,715,986, payable monthly, accruing interest at an annual rate of 5.75%, and having terms approximating the lives of the underlying equipment. As of December 31, 2019 and 2018, no amounts have been advanced pursuant to the equipment financing note.

3)	Operations financing, business line of credit in the amount of $23,932,625, accruing interest at an annual rate of 5.75%, maturing in 10 years. As of December 31, 2019, and 2018, no amounts have been advanced pursuant to the line of credit.

4)	The notes are secured by the assignment of leases and fixed assets related to the project.

On September 26, 2018, the Company, through a newly formed, wholly-owned limited liability company, acquired 100% of Jersey Walk Phase I, LLC (“Jersey Walk”), with all income going to the Company and has entered into a construction loan agreement with an unrelated party, CMT Developers, LLC (“CMT”), pursuant to which, CMT executed a promissory note in the favor of Jersey Walk in the amount of $73,496,002. This amount was to be advanced to CMT as required for the completion of the construction and development of two multi-family residences in Lakewood, New Jersey.  All amounts advanced under the construction loan agreement were secured by the construction project and due by September 30, 2028.  The acquisition of Jersey Walk was rescinded on June 6, 2019, as of which date, $310,000 had been advanced by Jersey Walk to CMT pursuant to the construction loan agreement.  Pursuant to the construction loan agreement, Jersey Walk is to receive a loan origination fee equal to 1.85% of the loan amount, or $1,259,192, of which $624,596 was received during the year ended December 31, 2018 and recorded as deferred loan origination fees to be

F-12

amortized into income over the term of the loan. As a result of the rescission of the Jersey Walk acquisition, and deconsolidation of the subsidiary, deferred income of $576,774 and construction loan advances of $310,000 were derecognized and included in the gain on deconsolidation for the year ended December 31, 2019, which totaled $316,774. The Company has retained no investment, and has no continuing involvement, in CMT.

The following is a summary of loans receivable as of December 31, 2019 and 2018:

	2019	2018
Principal Amount Outstanding	$558,000	$868,000
Unaccreted Discounts	(77,191)	(694,551)
Net Carrying Value	$480,809	$173,449

NOTE 4 - PROVISION FOR INCOME TAXES

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance. As of December 31, 2019 the Company had a net operating loss carry-forward of approximately $1,662,000. Net operating loss carry-forwards incurred before 2018 generally expire twenty years from the date the loss was incurred, beginning in 2023, and losses incurred after 2018 are subject to annual limitations.

The Company is subject to United States federal and state income taxes at an approximate blended state and federal rate of 29%. The reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company’s income tax expense as reported is as follows:

	December 31, 2019	December 31, 2018
Statutory rates (federal and state)	29%	29%
Permanent differences	(11)%	(24)%
Valuation allowance change and change in tax rate	(18)%	(5)%
	0%	0%

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred income taxes arise from temporary differences in the recognition of income and expenses for financial reporting and tax purposes. The significant components of deferred income tax assets and liabilities at December 31, 2019 and 2018 are as follows:

	December 31, 2019	December 31, 2018
Net operating loss carryforward	$482,081	$177,017
Valuation allowance	(482,081)	(177,017)
Net deferred income tax asset	$—	$—

The Company has recognized a valuation allowance for the deferred income tax asset since the Company cannot be assured that it is more likely than not that such benefit will be utilized in future years. The valuation allowance is reviewed annually. The Company’s valuation allowance increased by $305,064 and $58,993 during the years ended December 31, 2019 and 2018, respectively. When circumstances change and which cause a change in management’s judgment about the realizability of deferred income tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

Current law limits the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

Alpha Mortgage Notes, LLC

In exchange for its 90% interest in the Alpha Mortgage Notes, LLC, ("SPV") the Company is required to contribute 4,015,667 shares of common stock to be used by the SPV for the purchase of performing notes for the SPV. The SPV is required to make monthly distributions to its 10% member of $10,000 up until the time a purchase of the performing notes are made, and upon the acquisition of the six mortgages specified in the SPV's operating agreement, monthly payments of $150,000 per month from gross interest income received for 30 months; and 20% of any other future note purchases. The 10% partner will also receive an amount equal to 1% of the principal amounts received on each loan.

F-13

Litigation

The Company is not presently involved in any litigation.

Advisory Agreement

In June 2019, the Company entered into an advisory agreement, pursuant to which it agreed to compensate a third-party advisor a percentage of future capital raises facilitated by the advisor. Compensation includes non-refundable cash, cash compensation based on a percentage of capital raised. The advisor may elect to receive certain percentage-based fees in the form of equity. Upon the closing of a transaction, the advisor will receive five-year warrants to purchase a number of shares of common stock equal to 8% of the number of shares issue in the transaction at a strike price of the transaction value as defined the agreement. As of the date of this report, no amounts have been earned and no equity instruments have been issued as transaction-based fees pursuant to this agreement. During the year ended December 31, 2019, the Company paid advisory fees of $340,000 to the third party advisor for services related to identifying potential investors, which is included in professional fees in the accompanying consolidated statement of operations.

NOTE 6 – GOING CONCERN

Future issuances of the Company’s equity or debt securities will be required in order for the Company to continue to finance its operations and continue as a going concern. The Company’s present revenues are insufficient to meet operating expenses. The financial statement of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. The Company used $2,041,111 and $369,008 in cash in operations and incurred net losses of $1,697,245 and $1,608,148 during the years ended December 31, 2019 and 2018, respectively. The Company has an accumulated deficit of $4,019,729 as of December 31, 2019 and requires capital for its contemplated operational and marketing activities to take place. The Company's ability to raise additional capital through the future issuances of common stock is unknown. Securing additional financing, the successful development of the Company's contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

NOTE 7 – RELATED PARTY TRANSACTIONS

Loans receivable

The Company has extended lines of credit and loans to related parties. See Note 3.

Consulting Fees

The Company has paid certain consulting fees to Alameda Partners as further disclosed in Note 1.

Management Fee

The Company pays its parent company, Omega Commercial Finance Corp (“Omega”) management fees pursuant to a corporate governance management agreement executed on June 1, 2017. Omega is to provide services related to facilitating the introduction of potential investors for compensation of no less than $150,000 per year, not to exceed $300,000 per year. The agreement remains in effect until cancelled by Omega. During the year ended December 31, 2018, Omega waived the management fee. During the year ended December 31, 2019, Omega Commercial Finance Corp, the Company’s principle stockholder, and Omega Streets Capital, an affiliate entity, was paid a combined $369,680 in management and consulting fees pursuant to a corporate governance management agreement executed on June 1, 2017.  The fee paid in 2019 is for services that were rendered throughout 2019.

NOTE 8 – STOCKHOLDERS’ EQUITY

Incentive Plan

The Company’s Incentive Plan provides for equity incentives to be granted to its employees, executive officers or directors or to key advisers or consultants. Equity incentives may be in the form of stock options with an exercise price not less than the fair market value of the underlying Shares as determined pursuant to the Incentive Plan, restricted stock awards, other stock-based awards, or any combination of the foregoing. The Incentive Plan is administered by the board of directors, and 5,000,000 Shares are reserved for issuance pursuant to the exercise of awards under the Incentive Plan.  The number of shares so reserved automatically adjusts upward on January 1 of each year, so that the number of shares covered by the Incentive Plan is equal to 15% of our issued and outstanding common stock. No shares were issued under the plan during the years ended December 31, 2018 and 2019. As of December 31, 2019 and 2018, there were 3,625,000 shares issued under the plan and 1,375,000 available for issuance under the plan.

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Temporary Equity

On September 20, 2017, 166,667 shares of common stock were issued at a value of $15.00 per share to one company in exchange for cash of $2,500,000. Pursuant to the subscription agreement, and amendments, the investor has the right to require the Company to repurchase the shares for $2.5 million at any time through September 2020, which was initially December 2017. Accordingly, the amounts received are presented as a temporary equity as of December 31, 2019 and 2018. In December 2017, the Company negotiated and amended its agreement with the investor to extend this right through May 15, 2018. As part of this extension, the investor was granted warrants to purchase 170,000 shares of common stock for an exercise price of $15.00 per share over a five-year term.

Because the shares are classified as a temporary equity, and the investors rights to require repurchase of the shares initially expired in 2017 the Company recorded the fair value of these warrants were recorded as a discount against the proceeds to be amortized as interest expense through February 2018, the initial extension date. In March 2018, the Company entered into a third amendment to the subscription agreement, extending the option period to May 15, 2018. The option was further extended in May and June 2018.  As consideration for the extensions, the Company’s parent company, Omega Commercial Finance Corporation, agreed to issue to the investor, 65,000 shares of its Series Z preferred stock, and the Company agreed to reimburse the investor for $21,894 of legal fees incurred related to the extension.  The Company estimated the fair value of the Series Z preferred stock based on recent sales for cash, and recorded additional discounts of $184,394, including the accrued legal fees, against the common stock to be amortized into interest expense through the extended expiration of the option in May 2018.  In October 2018, the option period was further extended to November 19, 2018.   As consideration for the extension, the Company agreed to allow the investor to direct the investment of the restricted cash into one more investment types, such stock, money market accounts or similar investments.  The investor was also granted the right to withdrawal any restricted cash in excess of $2.5 million.  In November 2018, the option was further extended to January 12, 2019. In March 2019, the option period was extended to June 2019. In June 2019, the option period was extended to September 27, 2019. In September 2019, the option period was extended to February 2020. In January 2020, the option period was extended to September 2020. During the year ended December 31, 2018, the Company amortized the remaining $1,104,724 of the discount. As of December 31, 2019 and 2018, the cash is held in an escrow account and the shares are carried at $2,500,000. There is no remaining unamortized discount as of December 31, 2019 and 2018. In February 2020, the holder exercised its option. See Note 9.

On November 27, 2017, 16,667 shares of 2018 Convertible Preferred stock were issued at a value of $15.00 per share to one entity in exchange for cash of $250,000. The shares have 350,000 warrants attached, each warrant entitling the holder to one additional share with an exercise date of up to 5 years from the issuance date of the shares. The preferred stock is mandatorily redeemable 10 years after issuance. The Company allocated $236,897 the proceeds from the sale of the preferred stock to the warrants, which was recorded as a discount against the preferred stock and is to be amortized as a deemed dividend through the 10-year redemption date. The balance of the preferred stock reflected in temporary equity as of December 31, 2019 and 2018, respectively, was $836,034 and $39,346, net of unamortized discount of $187,544 and $211,233.

During the year ended December 31, 2018, the Company issued 20,000 shares of Series 2018 Convertible Preferred Stock to its chief executive officer as compensation for services provided.   The Company estimated the fair value of the shares, based on recent sales for cash, of $300,000, as compensation expense for the year ended December 31, 2018.

In November 2017, The Company also issued to the investor, 7,333 shares of Series 2018 Convertible Preferred Stock pursuant to the subscription agreement.  As of December 31, 2018, the Company has yet to receive the proceeds for these shares as presents the par value of these shares as subscription receivable. As of December 31, 2019, these funds were determined not to be received and the Series 2018 Convertible Preferred Stock was adjusted to reflect this adjustment.

Common Stock

During the year ended December 31, 2019, the Company sold 57,067 shares for gross proceeds of $946,005. In July 2019, the Company agreed to amend one of the subscription agreements and cancelled the sale 6,000 shares for cash consideration of $90,000. As of December 31, 2019, 2,000 shares of common stock have yet to be issued due to administrative delays.

Preferred Stock

During the year ended December 31, 2018, the Company sold 1,000 shares of Series A Convertible Preferred Stock for cash consideration of $15,000.

Capital Contributions

During the years ended December 31, 2019 and 2018, Omega Commercial Finance Corp, the Company’s parent company, made capital contributions to the Company totaling $274,600 and $320,990, respectively.

F-15

Common Stock Warrants

As of December 31, 2019, there are warrants outstanding to purchase 520,000 shares for an exercise price of $15.00 over five years. There was no warrant activity during the years ended December 31, 2019 and 2018.

The following is a summary of warrant activity for the years ended December 31, 2019 and 2018:

	# of Shares	Weighted Average Exercise Price	Weighted Average Remaining Term (Years)
Balance, January 1, 2018	520,000	$15.00	5.00
Balance, December 31, 2018	520,000	$15.00	3.80
Balance, December 31, 2019	520,000	$15.00	2.80

The following is a summary of warrants outstanding as of December 31, 2019:

Exercise Price	# of Shares	Expiration
$15.00	350,000	September 19, 2022
$15.00	170,000	December 14, 2022
	520,000

Sale of Minority Interest in Subsidiary

During the year ended December 31, 2019, the Company sold a 10% interest in a newly formed subsidiary for $1,000,000. See Note 1.

NOTE 9 – SUBSEQUENT EVENTS

In February 2020, an investor that has the right to require the Company to repurchase the common stock for $2,500,000 through September 2020, exercised its option and the Company reacquired these shares for $2,500,000 in cash.

F-16

ALPHA INVESTMENT INC

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	As of	As of
	September 30,	December 31,
	2020	2019
ASSETS
Current Assets:
Cash	$47,056	$91,693
Restricted cash held in escrow	—	2,509,186
Total Current Assets	47,056	2,600,879

Other Assets:
Loans receivable - related party, net of discounts	871,086	883,554
Loans receivable, net of discounts	487,679	480,809
Interest receivable	97,827	64,208
Investment in Legacy Sand Group, LLC (Note 1)	33,323,000	—
	34,779,592	1,428,571

Property and Equipment, net:
Furniture and equipment, net	711	1,005
Total Property and Equipment, net	711	1,005

TOTAL ASSETS	$34,827,359	$4,030,455

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$37,372	$37,320
Accrued management fees - related party	112,500	—
Distributions payable	190,000	100,000
Total Current Liabilities	339,872	137,320

Payroll Protection Plan Loan	20,800	—
Total Liabilities	360,672	137,320

Redeemable Common Stock; ($0.0001 par value), 100,000,000 shares authorized, 166,667 shares issued and outstanding as of December 31, 2019 (See Note 8)	—	2,500,000
Series 2018 Convertible Preferred Stock ($0.0001 par value), net of discounts of $175,701 and $187,545, respectively, 100,000 shares authorized; 36,667 shares issued and outstanding (Liquidation Value: $500,000) (See Note 8)	380,800	363,034
	380,800	2,863,034
Stockholders' Equity:
Preferred stock ($0.0001 par value), 20,000,000 shares	—	—
Series A Convertible Preferred stock ($15.00 par value), 100,000 shares authorized; 1,167 issued and outstanding	17,505	17,505
Series 2020 Convertible Preferred Stock ($10,000 par value), 100,000 shares authorized; 3,382 issued and outstanding	33,323,000	—
Common stock, ($0.0001 par value), 100,000,000 shares authorized; 40,290,400 shares issued and outstanding	4,030	4,030
Additional paid-in capital	5,535,717	5,110,717
Accumulated deficit	(4,635,125)	(4,019,729)
Total Equity	34,245,127	1,112,523
Non-controlling interest in variable interest entities	(159,240)	(82,422)
Total Stockholders' Equity	34,085,887	1,030,101
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$34,827,359	$4,030,455

See notes to unaudited condensed consolidated financial statements.

F-17

ALPHA INVESTMENT INC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Nine Months	Nine Months
	Ended	Ended
	September 30,	September 30,
	2020	2019
Income:
Net investment income - related parties	$21,518	$78,158
Net investment income	6,797	—
Total Income	28,315	78,158

General and Administrative Expenses:
Management fee - related party	112,500	121,429
Administrative expenses	342,205	647,442
Professional fees	148,821	407,646
Total General and Administrative Expenses	603,526	1,176,517
Loss from Operations	(575,211)	(1,098,359)

Other Expense:
Gain on deconsolidation	—	316,774
Interest expense	(9,237)	(623,212)
Total Other Expense	(9,237)	(306,438)

Net Loss	$(584,448)	$(1,404,797)

Amortization of discounts on Series 2018 preferred stock and redeemable common stock	(11,844)	(17,766)

Net Loss Attributable to Non-controlling Interests	(13,182)	(14,648)

Net Loss Attributable to Common Stockholders	$(609,474)	$(1,437,211)

Basic and Diluted Loss Per Share	$(0.02)	$(0.04)
Basic and Diluted Weighted Average Number of Common Shares Outstanding	40,290,400	40,268,938

See notes to unaudited condensed consolidated financial statements.

F-18

ALPHA INVESTMENT INC

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’s EQUITY

(Unaudited)

			Series A		2020 Convertible		Additional		Non-
	Common Stock		Preferred Stock		Preferred Stock		Paid-in	Subscription	controlling	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Receivable	Interest	Deficit	Total
Balance, December 31, 2018	40,239,333	$4,024	1,167	$—	—	$17,505	$2,980,118	$—	$—	$(2,281,217)	$720,430
Stockholder contribution	—	—	—	—	—	—	87,100		—	—	87,100
Sale of common stock	30,400	3	—	—	—	—	425,997	(30,000)	—	—	396,000
Sale of minority interest in subsidiary	—	—	—	—	—	—	1,000,000	—	—	—	1,000,000
Issuance of common stock for acquisition	3,000,000	300	—	—	—	—	29,222,200	—	—	—	29,222,500
Deemed dividend- discount on redeemable preferred stock	—	—	—	—	—	—	—	—	—	(5,922)	(5,922)
Net loss	—	—	—	—	—	—	—		4,882	(531,118)	(526,236)
Balance, March 31, 2019	43,269,733	4,327	1,167	—	—	17,505	33,715,415	(30,000)	4,882	(2,818,257)	30,893,872
Sale of common stock	23,333	2	—	—	—	—	380,001	30,000	—	—	410,003
Rescission of acquisition	(3,000,000)	(300)	—	—	—	—	(29,222,200)	—	—	—	(29,222,500)
Deemed dividend- discount on redeemable preferred stock	—	—	—	—	—	—	—	—	—	(5,922)	(5,922)
Distribution due to non-controlling interest	—	—	—	—	—	—	—	—	(40,000)	—	(40,000)
Net loss	—	—	—	—	—	—	—	—	4,883	(507,553)	(502,670)
Balance, June 30, 2019	40,293,066	4,029	1,167	—	—	17,505	4,873,216	—	(30,235)	(3,331,732)	1,532,783
Sale of common stock	5,334	—	—	—	—	—	80,000	(50,000)	—	—	30,000
Cancellation of sale of common stock	(6,000)	—	—	—	—	—	(90,000)	—	—	—	(90,000)
Deemed dividend- discount on redeemable preferred stock	—	—	—	—	—	—	—	—	—	(5,922)	(5,922)
Distribution due to non-controlling interest	—	—	—	—	—	—	—	—	(30,000)	—	(30,000)
Net loss	—	—	—	—	—	—	—	—	4,883	(380,775)	(375,892)
Balance, September 30, 2019	40,292,400	$4,029	1,167	$—	—	$17,505	$4,863,216	$(50,000)	$(55,352)	$(3,718,429)	$1,060,969

			Series A		2020 Convertible		Additional		Non-
	Common Stock		Preferred Stock		Preferred Stock		Paid-in	Subscription	controlling	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Receivable	Interest	Deficit	Total
Balance, December 31, 2019	40,290,400	$4,030	1,167	$17,505	—	$—	$5,110,717	$—	$(82,422)	$(4,019,729)	$1,030,101
Stockholder contribution	—	—	—	—	—	—	410,000	—	—	—	410,000
Amortization of discount on redeemable preferred stock	—	—	—	—	—	—	—	—	—	(5,922)	(5,922)
Distributions to noncontrolling interest	—	—	—	—	—	—	—	—	(30,000)	—	(30,000)
Net loss	—	—	—	—	—	—	—	—	4,394	(260,986)	(256,592)
Balance, March 31, 2020	40,290,400	4,030	1,167	17,505	—	—	5,520,717	—	(108,028)	(4,286,637)	1,147,587
Stockholder contribution	—	—	—	—	—	—	15,000	—	—	—	15,000
Amortization of discount on redeemable preferred stock	—	—	—	—	—	—	—	—	—	(5,922)	(5,922)
Distributions to noncontrolling interest	—	—	—	—	—	—	—	—	(30,000)	—	(30,000)
Investment in unconsolidated investee	—	—	—	—	3,382	33,323,000	—	—	—	—	33,323,000
Net loss	—	—	—	—	—	—	—	—	4,394	(223,171)	(218,777)
Balance, June 30, 2020	40,290,400	4,030	1,167	17,505	3,382	33,323,000	5,535,717	—	(133,634)	(4,515,730)	34,230,888
Amortization of discount on redeemable preferred stock	—	—	—	—	—	—	—	—	—	(5,922)	(5,922)
Distributions to noncontrolling interest	—	—	—	—	—	—	—	—	(30,000)	—	(30,000)
Net loss	—	—	—	—	—	—	—	—	4,394	(113,473)	(109,079)
Balance, September 30, 2020	40,290,400	$4,030	1,167	$17,505	3,382	$33,323,000	$5,535,717	$—	$(159,240)	$(4,635,125)	$34,085,887

See notes to unaudited condensed consolidated financial statements.

F-19

ALPHA INVESTMENT INC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months	Nine Months
	Ended	Ended
	September 30,	September 30,
	2020	2019
Cash Flows from Operating Activities:
Net loss	$(584,448)	$(1,404,797)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	294	4,012
Accretion of origination fee income	5,598	24,172
Gain on deconsolidation	—	(316,774)
Changes in operating assets and liabilities:
Increase in interest receivable	(33,620)	(38,910)
Increase in prepaid expenses	—	(41,071)
Increase in accrued management fees - related party	112,500	—
Decrease in accounts payable	52	(36,507)
Net cash used in operating activities	(499,623)	(1,809,875)

Cash Flows from Investing Activities:
Purchase property and equipment	—	(13,300)
Net cash used in investing activities	—	(13,300)

Cash Flows from Financing Activities:
Redemption of common stock	(2,500,000)	(90,000)
Proceeds from ppp	20,800	—
Proceeds from stockholder contribution	425,000	87,100
Proceeds from the sale of common stock	—	836,003
Proceeds from the sale of interest in subsidiary	—	1,000,000
Net cash provided by (used in) financing activities	(2,054,200)	1,833,103

Net increase (decrease) in cash	(2,553,823)	9,928
Cash and restricted cash at beginning of period	2,600,879	2,511,385
Cash at end of period	$47,056	$2,521,313

Supplemental Disclosure of Cash Flow Information:
Cash paid during year for:
Interest	$9,237	$—
Income Taxes	$—	$—

Schedule of Non-Cash Investing and Financing Activities:
Investment in Legacy Sand Group LLC	$33,323,000	$—
Distribution due to non-controlling interest	$90,000	$40,000
Amortization of discount on redeemable preferred stock	$11,844	$17,766

See notes to unaudited condensed consolidated financial statements.

F-20

ALPHA INVESTMENT INC

NOTES TO CONDENSED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Alpha Investment Inc, formerly GoGo Baby, Inc. (the “Company”) was incorporated on February 22, 2013 under the laws of the State of Delaware to develop, create, manufacture and market, toys for small children which would be designed to attach to car seats and amuse and entertain children during a drive, without distracting the attention of the driver. The Company, however, encountered significant constraints in raising sufficient capital to fully implement its business plan.

On March 30, 2017, the Company filed a Certificate of Amendment to its Certificate of Incorporation with the Delaware Secretary of State changing its name from “Gogo Baby, Inc.” to “Alpha Investment Inc.” to better reflect the new business focus.   The name change and a corresponding change in the Company’s OTC markets trading symbol from GGBY to ALPC received approval from FINRA and became effective as of April 19, 2017.

On March 11, 2019, the Company, through a newly formed LLC or Special Purpose Vehicle “SPV” called Alpha Mortgage Notes I, LLC executed an operating agreement with Alameda Partners LLC. Alameda Partners is a Utah Limited Liability Company which made a capital contribution of $1,000,000, which was paid to the Company, for 10% ownership of the SPV, and will be the managing member.  The capital shall be used to implement the strategy of acquiring commercial real estate performing notes and support other related growth initiatives and assets acquisitions for the Company of which is positioning for its up-listing to the NYSE. The Members of Alameda Partners LLC have decades of experiences in the commercial real estate industry as property developers, owners, and managers and currently holds over $50 million in commercial real estate assets. They have been appointed as the Managing Members of the SPV, while ALPC controls and holds 90% ownership.  In exchange for its 90% interest in the SPV, the Company is required to contribute 4,015,667 shares of common stock for the purchase of performing notes for the SPV. The special purpose vehicle was organized to acquire the membership interests, develop, own, hold, sell, lease, transfer, exchange, re-lend, manage and operate the underlying assets and conduct activities related thereto the ownership of commercial real estate mortgage notes and REO’s. The initial $1,000,000 was recorded as additional paid in capital on the accompanying consolidated balance sheet. Alameda Partners is entitled to monthly distributions in cash and stock equal to $10,000. For the nine months ended September 30, 2020, the Company has recorded $90,000 of distributions as reductions to non-controlling interest, which has been accrued and included in Distributions Payable on the accompanying consolidated balance sheet totaling $190,000 as of September 30, 2020. As of September 30, 2020, Alpha Mortgage Notes I, LLC has not completed any transactions.

On June 2, 2020, the Company acquired a 19% membership interest in Legacy Sand Group, LLC (“Legacy”), which owns real property and mining rights comprised of approximately 1,200 acres that encompass an asset of 110 million tons of Tier 1 Northern White Fracking Sand in Wisconsin. As consideration for the acquisition, the Company issued 3,382 shares of 2020 Convertible Preferred Stock, which is convertible into 3,804,750 shares of the Company’s common stock. The Company recorded its interest in Legacy at the estimated fair value of the preferred stock of $33,323,000. The Company accounted for its investment in Legacy using the cost method and does not consolidate Legacy or use the equity method because it does not hold a controlling interest and exert significant influence over the management of Legacy.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

In the opinion of the Company, the accompanying unaudited condensed consolidated financial statements are prepared in accordance with instructions for Form 10-Q, include all adjustments (consisting only of normal recurring accruals) which we considered as necessary for a fair presentation of the results for the periods presented. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 2019. The results of operations for the three and nine months ended September 30, 2020 are not necessarily indicative of the results to be expected for future periods or the full year.

Principles of Consolidation

The condensed consolidated financial statements include the accounts of the Company, Alpha Mortgage Notes I, LLC, which is controlled by the Company through its 90% ownership interest, and Paris Med CP-LLC (“Paris Med”), variable interest entity for which the Company is deemed to be the primary beneficiary, (collectively, the “Company”). All significant intercompany balances and transactions have been eliminated in consolidation.

F-21

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods presented. The Company is required to make judgments and estimates about the effect of matters that are inherently uncertain. The Company regularly evaluates estimates and assumptions related to the useful life and recoverability of long-lived assets, deferred income tax asset valuations and loss contingences. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. Although, we believe our judgments and estimates are appropriate, actual future results may be different; if different assumptions or conditions were to prevail, the results could be materially different from our reported results.

Cash and Cash Equivalents

Cash equivalents include short-term, highly liquid investments with maturities of three months or less at the time of acquisition. As of September 30, 2020, the Company had no cash equivalents.

Restricted Cash Held in Escrow

As of December 31, 2019, the Company had $2,500,000 of restricted cash held in escrow from the sale of commons stock to an investor that has the right to require the Company to repurchase the common stock for $2,500,000 through June 2019. During the nine months ended September 30, 2020, the investor exercised its right to require the Company to acquire the common stock, resulting in the release of the escrowed cash to the investor in exchange for the return of the common stock.

Loans Receivable, net and Allowance for Losses

The Company records its investments in loans receivable at the lower of cost or fair value. Costs are the gross loan receivables less unamortized costs of issuance and deferred origination fees. Origination fees collected at the time of investment are recorded against the loans receivable and amortized into net interest income over the lives of the related loans. Issuance costs incurred are capitalized along with the initial investment and amortized against net interest income over the lives of the related loans.

When a loan receivable is placed on non-accrual status, the related interest receivable is charged to bad debt of the current period. If a non-accrual loan is returned to accrual status, the accrued interest existing at the date the residential loan is placed on non-accrual status and interest during the non-accrual period are recorded as interest income as of the date the loan no longer meets the non-accrual criteria. As of September 30, 2020 and December 31, 2019, since all loans receivable are considered performing according to their payment terms, no loans are on non-accrual status.

The Company maintains an allowance for loan losses on its investments in real estate loans receivable for estimated credit impairment.  Management’s estimate of losses is based on a number of factors including the types and dollar amounts of loans in the portfolio, adverse situations that may affect the borrower’s ability to repay, prevailing economic conditions and the underlying collateral securing the loan.  Additions to the allowance are provided through a charge to earnings and are based on an assessment of certain factors, which may indicate estimated losses on the loans.  Actual losses on loans are recorded first as a reduction to the allowance for loan losses.  Generally, subsequent recoveries of amounts previously charged off are recognized as income.

Estimating allowances for loan losses requires significant judgment about the underlying collateral, including liquidation value, condition of the collateral, competency and cooperation of the related borrower and specific legal issues that affect loan collections or taking possession of the property on an individual loan receivable basis.  Management determined that no allowance for loan losses was necessary as of September 30, 2020, and December 31, 2019.

Property and Equipment

Property and equipment are stated at cost. Equipment and fixtures will be depreciated using the straight-line method over the estimated asset lives, 5 years.

F-22

Income Taxes

The Company accounts for its income taxes in accordance with FASB Accounting Standards Codification (“ASC”) No. 740, "Income Taxes". Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Accounting for Uncertainty in Income Taxes

The Company applies the provisions of ASC Topic 740-10-25, Income Taxes – Overall – Recognition (“ASC Topic 740-10-25”) with respect to the accounting for uncertainty of income tax positions. ASC Topic 740-10-25 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740-10-25 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. As of September 30, 2020, tax years since 2013 remain open for IRS audit. The Company has received no notice of audit from the Internal Revenue Service for any of the open tax years.

Revenue Recognition and Investment Income

Origination fees collected at the time of investment are recorded against the loans receivable and amortized into net interest income over the lives of the related loans. Issuance costs incurred are capitalized along with the initial investment and amortized against net interest income over the lives of the related loans. The Company records interest income in accordance with ASC subtopic 835-30 "Imputation of Interest", using the effective interest method. The following is a summary of the components of the Company’s net investment income for the nine months ended September 30, 2020 and 2019:

	Three Months Ended		Nine Months Ended
	2020	2019	2020	2019
Interest Income	$11,393	$13,112	$33,612	$78,112
Accretion of Loan Origination Fees	23,919	23,919	71,758	103,187
Amortization of Loan Issuance Costs	(25,785)	(25,785)	(77,356)	(103,141)
Net Investment Income	$9,527	$11,246	$28,015	$78,158

When a loan is placed on non-accrual status, the related interest receivable is charged to bad debt of the current period. If a non-accrual loan is returned to accrual status, the accrued interest existing at the date the residential loan is placed on non-accrual status and interest during the non-accrual period are recorded as interest income as of the date the loan no longer meets the non-accrual criteria.

The Company suspends recognizing interest income when it is probable that the Company will be unable to collect all payments according to the contractual terms of the underlying agreements. Management considers all information available in assessing collectability. Collectability is measured on a receivable-by-receivable basis by either the present value of estimated future cash flows discounted at the effective rate, the observable market price for the receivable or the fair value of the collateral if the receivable is collateral dependent. Large groups of smaller balance homogeneous receivables, such as pre-settlement funding transactions, are collectively assessed for collectability. Receivables, including those arising from the sale of loan origination services, is charged off when in the Company's judgment, the receivable or portion of the receivable is considered uncollectible.

Payments received on past due receivables and finance receivables the Company has suspended recognizing interest income on are applied first to principal and then to accrued interest. Interest income on past due receivables and finance receivables, if received, is recorded using the cash basis method of accounting. Additionally, the Company generally does not resume recognition of interest income once it has been suspended.

F-23

Variable Interest Entity

The Company holds a 10% interest in Paris Med, of which the remaining 90% interest is held by Omega financial Corp, Inc.  Through December 31, 2019, the Company has provided 100% of the funding to Paris Med, which has provided a construction loan to a third party.  This loan receivable is the sole asset of Paris Med.  The Company determined that Paris Med was a variable interest entity based on various qualitative and quantitative factors including but not limited to: 1) financing of Paris Med’s sole asset was received by the Company, which is disproportionate to the Company’s ownership interest and 2) the Company and Omega, a related party, organized the entity for the purpose of facilitating the Company’s activities.  As of September 30, 2020, the Company is considered the primary beneficiary because it has provided substantially all of its financial support and is the only party at risk.  As of September 30, 2020, Paris Med has total assets of $558,000, consisting solely of advances made pursuant to its third party construction loan agreement, and had no liabilities.  See Note 3.  For the nine months ended September 30, 2020, Paris Med had no activity other than accruing interest on outstanding principal.  The Company will evaluate its investments in Paris Med each reporting period to determine if it is still the primary beneficiary, and if no longer considered the primary beneficiary, deconsolidate Paris Med in the period in which circumstances change or events occur causing a change in its assessment.  The Company has attributed 90% of interest earned on Paris Med’s sole asset to non-controlling interests.

Fair Value

The carrying amounts reported in the balance sheet for cash, accounts payable and notes payable approximate their estimated fair market value based on the short-term maturity of these instruments. The carrying value of the Company’s loans receivable approximate fair value because their terms approximate market rates.

Net Loss Per Share

Basic loss per share is computed by dividing the net loss available to common stockholders by the weighted average number of common shares outstanding for the year. Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company. 3,971,417 shares underlying convertible preferred stock and 350,000 shares of common stock underlying common stock warrants were excluded from the computation of diluted loss per share for the nine months ended September 30, 2020, because their impact was anti-dilutive. 350,000 shares of common stock underlying common stock warrants were excluded from the computation of diluted loss per share for the nine months ended September 30, 2019, because their impact was anti-dilutive.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents and loans receivable. The Company maintains its cash in bank and financial institution deposits that at times may exceed federally insured limits. The Company has not experienced any losses in such accounts through September 30, 2020.

Recently Issued and Adopted Accounting Pronouncements

Recent accounting pronouncements that the Company has adopted or that will be required to adopt in the future are summarized below.

In January 2016, the FASB issued ASU No. 2016-01, Financial Instruments - Overall (Subtopic 825- 10), Recognition and Measurement of Financial Assets and Financial Liabilities. The provisions of the update require equity investments to be measured at fair value with changes in fair value recognized in net income. However, an entity may choose to measure equity investments that do not have readily determinable fair values at cost minus impairment. The update also simplifies the impairment assessment of equity investments without readily determinable fair values by requiring a qualitative assessment to identify impairment. It also eliminates the requirement to disclose the fair value of financial instruments measured at amortized cost for entities that are not public business entities and eliminates the requirement for public business entities to disclose the methods and significant assumptions used to estimate the fair value for financial instruments measured at amortized cost on the balance sheet. ASU No. 2016-01 requires public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes. It also requires an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments. The update requires separate presentation of financial assets and financial liabilities by category and form on the balance sheet or the accompanying notes to the financial statements. In addition, the update clarifies that an entity should evaluate the need for a valuation allowance on a deferred tax asset related to available-for-sale securities in combination with the entity’s other deferred tax assets. For an emerging growth company, the amendments in the update are effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. The adoption of this ASU did not have a material impact on the Company’s financial statements.

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In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), Conforming Amendments Related to Leases. This ASU amends the codification regarding leases in order to increase transparency and comparability. The ASU requires companies to recognize lease assets and liabilities on the statement of condition and disclose key information about leasing arrangements. A lessee would recognize a liability to make lease payments and a right-of-use asset representing its right to use the leased asset for the lease term. For an emerging growth company, the amendments in the update are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. The adoption of this ASU did not have a material effect on the Company’s financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. The amendments introduce an impairment model that is based on expected credit losses (“ECL”), rather than incurred losses, to estimate credit losses on certain types of financial instruments (ex. loans and held to maturity securities), including certain off-balance sheet financial instruments (ex. commitments to extend credit and standby letters of credit that are not unconditionally cancellable). The ECL should consider historical information, current information, and reasonable and supportable forecasts, including estimates of prepayments, over the contractual term. An entity must use judgment in determining the relevant information and estimation methods that are appropriate in its circumstances. Financial instruments with similar risk characteristics may be grouped together when estimating the ECL. The ASU also amends the current available for sale security impairment model for debt securities whereby credit losses relating to available for sale debt securities should be recorded through an allowance for credit losses. For an emerging growth company, the amendments in the update are effective for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. The amendments will be applied through a modified retrospective approach, resulting in a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective. The Company is currently planning for the implementation of this accounting standard. It is too early to assess the impact this guidance will have on the Company’s financial statements.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. The amendments in this ASU clarify the proper classification for certain cash receipts and cash payments, including clarification on debt prepayment or debt extinguishment costs, settlement of zero-coupon debt instruments, contingent consideration payments made after a business combination, proceeds from the settlement of insurance claims, and proceeds from the settlement of corporate-owned life insurance policies, including bank-owned life insurance policies, among others. For an emerging growth company, the amendments in the update are effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. The Company adoption of this amendment did not have a material impact on the Company’s Financial Statements.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – LOANS RECEIVABLE, NET

Related Parties

Loan Agreement with Partners South Holdings LLC (Revolving Line of Credit)

On August 28, 2017 the Company entered into a loan agreement with Partners South Holdings LLC (“Borrower”), which is owned by Timothy R. Fussell, former President, Chairman of the Board and a director of the Company, for a revolving line of credit in the maximum principal sum of $3,600,000 for the purpose of financing real property construction costs and working capital needs. The loan is secured in full by a first position lien on any and all Real Property in which the Borrower has any interest in for such purposes. The maturity date of the loan is August 31, 2022 at which time the entire principal balance of the Loan plus accrued interest thereon is due and payable. The fixed interest rate on the loan is 3.5% to be paid quarterly on the 1st day of the fiscal quarter. As of September 30, 2020, the amount of $477,500 had been advanced on the loan. The origination fees of $180,000 due to the Company have been added to the balance due on the loan and recorded as a discount against the loan to be amortized into income through the maturity date. During the nine months ended September 30, 2020 and 2019, the Company recognized $27,162 and $27,162, respectively of the origination fees, which are carried at $111,602 and $84,440 as of September 30, 2020 and December 31, 2019, respectively. The Company also incurred loan issuance costs of $420,000, which were recorded as deferred issuance costs to amortized as a reduction of interest income through the maturity date. During the nine months ended September 30, 2020 and 2019, the Company recognized $77,356 and $77,356, respectively of the deferred issuance costs, which are carried at $126,982 and $204,338 as of September 30, 2020 and December 31, 2019, respectively. As of September 30, 2020 and December 31, 2019, the gross loan receivable balance is $657,500 which consists of $477,500 of advances on the loan and $180,000 of origination fees.

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Loan Agreement with Partners South Properties Corporation (Revolving Line of Credit)

On August 28, 2017 the Company entered into a loan agreement with Partners South Properties Corporation (“Borrower”), which is owned by Timothy R. Fussell, former President, Chairman of the Board and a director of the Company, for a revolving line of credit in the maximum principal sum of $5,000,000 for the purpose of financing real property construction costs and working capital needs. The loan is secured in full by a first position lien on any and all Real Property in which the Borrower has any interest in for such purposes. The maturity date of the loan is August 31, 2022 at which time the entire principal balance of the Loan plus accrued interest thereon is due and payable. The fixed interest rate on the loan is 3.5% to be paid quarterly on the 1st day of the fiscal quarter. The Company received $250,000 of a loan receivable as a finder’s fee which is being accreted to income over the underlying loan term. During the nine months ended September 30, 2020 and 2019, the Company recognized $37,726 of the origination fees, which are carried at $155,003 and $92,127 as of September 30, 2020 and December 31, 2019, respectively. As of September 30, 2020, and December 31, 2019, the gross loan receivable balance is $250,000.

The following is a summary of mortgages receivable as of September 30, 2020, and December 31, 2019:

	September 30, 2020	December 31, 2019
Principal Amount Outstanding	907,500	907,500
Unamortized Issuance Costs	126,982	204,338
Unaccreted origination fees	(163,395)	(228,284)
Net Carrying Value	$871,086	$883,554

Third Parties

On May 2, 2018, the Company and Paris Med entered into agreements, pursuant to which Paris Med agreed to provide project financing in the amount of $158,216,541, to an unrelated third party consisting of three notes as follows:

1)	Construction financing in the amount of $90,204,328, maturing in 10 years, including the construction period, and accruing interest at an annual rate of 5.5% during the construction period, and 4.5% upon conversion to a permanent loan. As of December 31, 2019, Paris Med has made $558,000 of advances pursuant to the construction loan. The Company received loan origination fees, in the amount of $92,400, which is presented net of the underlying loan advances on the accompanying consolidated balance sheets and amortized into income over the terms of the underlying loans. During the nine months ended September 30, 2020 and 2019, the Company amortized $4,580 and $4,580, respectively, of the discount and, as of September 30, 2020 and December 31, 2019, respectively, the loan is carried at $487,679 and $480,809, net of unamortized discount of $72,321 and $77,191.

2)	Equipment financing note in the amount of $24,715,986, payable monthly, accruing interest at an annual rate of 5.75%, and having terms approximating the lives of the underlying equipment. As of September 30, 2020, no amounts have been advanced pursuant to the equipment financing note.

3)	Operations financing, business line of credit in the amount of $23,932,625, accruing interest at an annual rate of 5.75%, maturing in 10 years. As of September 30, 2020, no amounts have been advanced pursuant to the line of credit.

4)	The notes are secured by the assignment of leases and fixed assets related to the project.

The following is a summary of loans receivable as of September 30, 2020, and December 31, 2019:

	September 30, 2020	December 31, 2019
Principal Amount Outstanding	$558,000	$558,000
Unaccreted Discounts	(70,321)	(77,191)
Net Carrying Value	$487,679	$480,809

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NOTE 5 - COMMITMENTS AND CONTINGENCIES

Alpha Mortgage Notes, LLC

In exchange for its 90% interest in the Alpha Mortgage Notes, LLC, ("SPV") the Company is required to contribute 4,015,667 shares of common stock to be used by the SPV for the purchase of performing notes for the SPV. The SPV is required to make monthly distributions to its 10% member of $10,000 up until the time a purchase of the performing notes are made, and upon the acquisition of the six mortgages specified in the SPV's operating agreement, monthly payments of $150,000 per month from gross interest income received for 30 months; and 20% of any other future note purchases. The 10% partner will also receive an amount equal to 1% of the principal amounts received on each loan. For the nine months ended September 30, 2020, the Company accrued $90,000 of distributions. As of September 30, 2020, $190,000 of minimum distributions are owed to the 10% partner.

Litigation

The Company is not presently involved in any litigation.

Advisory Agreement

In June 2019, the Company entered into an advisory agreement, pursuant to which it agreed to compensate a third-party advisor a percentage of future capital raises facilitated by the advisor. Compensation includes non-refundable cash compensation based on a percentage of capital raised. The advisor may elect to receive certain percentage-based fees in the form of equity. Upon the closing of a transaction, the advisor will receive five-year warrants to purchase a number of shares of common stock equal to 8% of the number of shares issued in the transaction at a strike price of the transaction value as defined the agreement. As of the date of this report, no amounts have been earned and no equity instruments have been issued as transaction-based fees pursuant to this agreement.

NOTE 6 – GOING CONCERN

Future issuances of the Company’s equity or debt securities will be required in order for the Company to continue to finance its operations and continue as a going concern. The Company’s present revenues are insufficient to meet operating expenses. The financial statements of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has an accumulated deficit of $4,635,125 as of September 30, 2020 and requires capital for its contemplated operational and marketing activities to take place. The Company's ability to raise additional capital through the future issuances of common stock is unknown. Securing additional financing, the successful development of the Company's contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

NOTE 7 – RELATED PARTY TRANSACTIONS

Loans receivable

The Company has extended lines of credit and loans to related parties. See Note 3.

Management Fee

The Company pays its parent company, Omega Commercial Finance Corp (“Omega”) management fees pursuant to a corporate governance management agreement executed on June 1, 2017. Omega is to provide services related to facilitating the introduction of potential investors for compensation of no less than $150,000 per year, not to exceed $300,000 per year. The agreement remains in effect until cancelled by Omega. During the nine months ended September 30, 2020, no amounts have been paid and $112,500 has been accrued.

NOTE 8 – STOCKHOLDERS’ EQUITY

Incentive Plan

The Company’s Incentive Plan provides for equity incentives to be granted to its employees, executive officers or directors or to key advisers or consultants. Equity incentives may be in the form of stock options with an exercise price not less than the fair market value of the underlying Shares as determined pursuant to the Incentive Plan, restricted stock awards, other stock-based awards, or any combination of the foregoing. The Incentive Plan is administered by the board of directors. 5,000,000 Shares are reserved for issuance pursuant to the exercise of awards under the Incentive Plan.  The number of shares so reserved automatically adjusts upward on January 1 of each year,

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so that the number of shares covered by the Incentive Plan is equal to 15% of our issued and outstanding common stock. As of September 30, 2020, there are 1,375,000 shares available for issuance under the plan and no options outstanding.

Temporary Equity

On September 20, 2017, 166,667 shares of common stock were issued at a value of $15.00 per share to one company in exchange for cash of $2,500,000.  Pursuant to the subscription agreement the investor has the right to require the Company to repurchase the shares for $2.5 million. During the nine months ended September 30, 2020, the investor exercised its right to require the Company to repurchase the shares for $2.5 million and $2.5 million was released from escrow and returned to the investor in exchange for the common stock.

On November 27, 2017, 16,667 shares of Series 2018 Convertible Preferred stock were issued at a value of $15.00 per share to one entity in exchange for cash of $250,000.  The shares have 350,000 warrants attached, each warrant entitling the holder to one additional share with an exercise date of up to 5 years from the issuance date of the shares. The preferred stock is mandatorily redeemable 10 years after issuance.  The Company allocated $236,897 of the proceeds from the sale of the preferred stock to the warrants, which was recorded as a discount against the preferred stock and is to be amortized as a deemed dividend through the 10-year redemption date.  The balance of the preferred stock reflected in temporary equity as of September 30, 2020 and December 31, 2019, was $80,800 and $63,034, respectively, net of unamortized discounts of $169,779 and $187,544, respectively.

During the year ended December 31, 2018, the Company issued 20,000 shares of Series 2018 Convertible Preferred Stock to its chief executive officer as compensation for services provided.

Series A Convertible Preferred Stock

In November 2017, the Company’s board of directors designated 100,000 authorized shares of Series A Convertible Preferred Stock (“Series A”). Each share of Series A has a par value of $15.00 and have no voting or dividend rights. Upon liquidation, dissolution or winding up, the holders of Series A shares are entitled to be paid out of the assets of the Company, if any, ratably with the common stockholders. Each share of Series A is convertible within one year of issuance into two shares of common stock of the Company. At any time after 180 days of issuance, the Company has the right, but not the obligation, to redeem all, but not less than all, of the outstanding Series A shares by paying cash, common stock, or a combination of both an amount equal to the par value of the Series A shares. On the one-year anniversary of issuance, the Company has an obligation to redeem the Series A shares for an amount equal to the par value of the Series A shares.

In 2018, the Company sold 1,000 shares of Series A Convertible Preferred Stock for cash proceeds of $15,000.

Series 2020 Convertible Preferred Stock

In June 2020, the Company designated 100,000 shares of Series 2020 Convertible Preferred Stock. The Series 2020 Convertible Preferred Stock has a par value of $10,000 per share, ranks senior to all of the securities issued by the Company, and provides the holder the right to convert each share into 1,125 shares of common stock. The holders of Series 2020 Convertible Preferred Stock have equal voting and dividend rights as common stockholders on an as-converted basis. The Series 2020 Convertible Preferred Stock has a liquidation preference of $10,000 per share and is redeemable by the Company at $10,000 per share.

As consideration for its acquisition of a 19% interest in Legacy, the Company issued 3,382 shares of Series 2020 Convertible Preferred Stock. The shares were recorded at the estimated fair value of the preferred stock.

Capital Contributions

During the nine months ended September 30, 2020, Omega Commercial Finance Corp made a cash contribution to the company of $425,000. This was classified as capital contribution and recorded in additional paid-in capital.

Common Stock Warrants

As of September 30, 2020, there are warrants outstanding to purchase 520,000 shares for an exercise price of $15.00 over five years, of which warrants to acquire 350,000 shares expire on September 19, 2022 and warrants to acquire 170,000 shares expire on December 14, 2022.

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ALPHA INVESTMENT INC.

1,000,000 Shares

Common Stock

PROSPECTUS

Boustead Securities

              , 2021

SOLES, HEYN & COMPANY
Accountants and Consultants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Opinion on the Financial Statements

Going Concern

The accompanying financials have been prepared assuming the Company will continue as a going concern. As of December 31, 2018, the Company had accumulated losses of approximately $2.3 million has generated limited revenue, and may experience continued losses in the near term. These factors and the need for additional financing in order for the Company to meet its business plan, raise substantial doubt about its ability to continue as a going concern. Management's plan to continue as a going concern is also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

/s/ Soles, Heyn & Company LLP

We have served as the Company's auditors since 2018.

Soles, Heyn & Company, LLP
West Palm Beach, Florida
April 12, 2019

120 S. Olive Ave., Suite 501, W. Palm Beach, FL 33401 | Phone: 561-429-6625 | Fax: 1-888-726-9029
Member AICPA www.SolesHeynCPA.com Member FICPA

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registration Fees	$666
Nasdaq Listing Fees	$75,000
Transfer Agent Fees	$15,000
Accounting Fees and Expenses	$75,000
Legal Fees and Expenses	$125,000
Miscellaneous Fees and Expenses	$9,334
Total	$300,000

All amounts are estimates other than the SEC’s registration fee.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Certificate of Incorporation provides for indemnification of our officers and directors to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”)

Section 145 of the DGCL provides that the Company may indemnify any officer or director who was made a party to a suit because of his or her position, including derivative suits, if he was acting in good faith and in a manner he or she reasonably believed was in the best interest of the Company, except, in certain circumstances, for negligence or misconduct in the performance of his or her duty to the Company. If the director or officer is successful in his or her suit, he or she is entitled to indemnification for expenses, including attorneys' fees.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

During the past two years, we effected the following transactions in reliance upon exemptions from registration under the Securities Act, as amended:

(a)	On January 2, 2018, the Company sold 1,000 shares of Series A Convertible Preferred Stock for, $15,000 or $15.00 per share to a single investor in a private transaction.

(b)	On January 31, 2019, the Company issued 3,000,000 shares of its common stock to the owner of DMT Developers LLC in exchange for 100% of the membership interest of DMT Developers LLC. The acquisition and the share issuance were rescinded on June 7, 2019.

(c)	On August 28, 2019, the Company sold 250,000 shares of its common stock to a single investor for $250,000 or $1.00 per share.

(d)	On June 30, 2020, the Company issued 3,382 shares of its Series 2020 Preferred Stock to a single investor in exchange for a 19% limited liability company membership interest in Legacy Sand Group, LLC.

All of the foregoing securities were issued in accordance with the exemption from registration afforded by Section 4(a) (2) of and Regulation D or Rule 701 promulgated under the Securities Act, as amended, as the persons receiving such shares having provided the Company with appropriate representations as to their investment intent and their status as “accredited investors” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

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ITEM 16.  EXHIBITS

Exhibit Number	Description

1.1	Form of Underwriting Agreement with Boustead Securities, LLC(3)
3.1	Certificate of Incorporation, as amended (1)
3.2	Certificate of Designation of Series A Convertible Preferred Stock(2)
3.3	Certificate of Designation of Series 2018 Convertible Preferred Stock(2)
3.4	Certificate of Designation of Series 2020 Convertible Preferred Stock(3)
3.5	Form of Amended and Restated Certificate of Designation of Series 2020 Convertible Preferred Stock(3)
3.6	Form of Certificate of Designation of Series AA Convertible Preferred Stock(3)
3.7	By-Laws (1)
5.1	Opinion of Gutiérrez Bergman Boulris, PLLC (4)
10.1	2017 Incentive Stock Plan (5) *
10.2	Subscription Agreement with Dr. Assia Benhacene (6)
10.3	Subscription Agreement with Hoosier Real Estate Investors, LLC (7)
10.4	Loan Agreement with Partners South Holdings, LLC (5)
10.5	Loan Agreement with Partners South Properties Corporation (5)

10.6	Code of Ethics (5)
10.7	Subscription Agreement with Inn Properties, LLC (5)
10.8	Corporate Governance Management Agreement with Omega Commercial Finance Corporation (5)
10.9	Purchase Agreement with Parsons Energy Group LLC(8)
10.10	First Amendment to Purchase Agreement with Parsons Energy Group LLC(8)
23.1	Consent of Assurance Dimensions(3)
23.2	Consent of Soles, Heyn & Company, LLP(3)
23.3	Consent of Gutiérrez Bergman Boulris, PLLC (Included in Exhibit 5.1) (4)
23.4	Consent of Director Nominee Richard Bennion(4)
23.5	Consent of Director Nominee Mark Feanny, M.D.(4)
23.6	Consent of Director Nominee James William Proctor(4)
23.7	Consent of Chief Financial Officer Nominee James McCubbin(4)
24	Power of Attorney (included in signature page to this registration statement)

(1)	Filed as exhibit to registrant’s Registration Statement on Form S-1 (File No. 333-198772) and incorporated herein by reference, as amended by an amendment thereto, filed as an exhibit to registrant’s Current Report on Form 8-K dated April 19, 2017 and incorporated herein by reference.

(2)	Previously filed.

(3)	Filed herewith.

(4)	To be filed by amendment.

(5)	Filed as an exhibit to the registrant’s Registration Statement on Form S-1 (File No. 333-221183) and incorporated herein by reference.

(6)	Filed as an exhibit to the registrant’s Current Report on Form 8-K dated September 5, 2017 and incorporated herein by reference.

(7)	Filed as an exhibit to the registrant’s Current Report on Form 8-K dated September 25, 2017 and incorporated herein by reference.

* Management compensation plan or arrangement.

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ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(a)       to include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

(b)       to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.; and

(c)       to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.       To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the Offering.

4.       That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)       Any preliminary prospectus or prospectus of the undersigned registrant relating to the Offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(b)       Any free writing prospectus relating to the Offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)       The portion of any other free writing prospectus relating to the Offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)       Any other communication that is an offer in the Offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

II-3

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B of the Securities Act or other than prospectuses filed in reliance on Rule 430A of the Securities Act, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness,  provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned, in Columbus Ohio on January 14, 2021 .

ALPHA INVESTMENT INC.

By:	/s/ Todd C. Buxton
Todd C. Buxton, Chief Executive Officer
(Principal Executive, Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Todd C. Buxton as a true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for each of them and in each name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as each might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.  In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following person in the capacities and on the dates stated.

Signatures	Title(s)	Date

/s/ Todd C. Buxton	Chief Executive Officer, Vice Chairman and Director	January 14, 2021
Todd C. Buxton	(Principal Executive, Financial and Accounting Officer)